UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BBX Capital Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

April 15, 2019

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BBX Capital Corporation, which will be held on May 14, 2019 at 1:00 p.m., local time, at the Tower Club, 100 Southeast Third Avenue, One Financial Plaza, Regions Bank Building, 28th Floor, Fort Lauderdale, Florida 33394.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman and Chief Executive Officer

BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 14, 2019

Notice is hereby given that the Annual Meeting of Shareholders of BBX Capital Corporation (the “Company”) will be held at the Tower Club, 100 Southeast Third Avenue, One Financial Plaza, Regions Bank Building, 28th Floor, Fort Lauderdale, Florida 33394, on May 14, 2019, commencing at 1:00 p.m., local time, for the following purposes:

1.   To elect fifteen directors to the Company’s Board of Directors to serve until the Company’s 2020 Annual Meeting of Shareholders.

2.   To vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers, as disclosed in the section of the accompanying Proxy Statement entitled “Executive Compensation.”

3.   To vote, on a non-binding advisory basis, on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.

4.   To approve an amendment to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as previously amended, to increase the number of shares of the Company’s Class A Common Stock available for grant under the Incentive Plan from 800,000 shares to 3,300,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Incentive Plan to 14,000,000 shares.

5.   To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only record holders of the Company’s Class A Common Stock or Class B Common Stock at the close of business on April 1, 2019 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman and Chief Executive Officer

Fort Lauderdale, Florida

April 15, 2019

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

PROXY STATEMENT

The Board of Directors of BBX Capital Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Tower Club, 100 Southeast Third Avenue, One Financial Plaza, Regions Bank Building, 28th Floor, Fort Lauderdale, Florida 33394, on May 14, 2019 at 1:00 p.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about April 15, 2019.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of fifteen directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2020 Annual Meeting of Shareholders. In addition, shareholders will be asked to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (as hereinafter defined) and, as required every six years, on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation. Shareholders will also be asked at the Annual Meeting to approve an amendment to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as previously amended (the “Incentive Plan”), which would increase the number of shares of the Company’s Class A Common Stock available for grant under the Incentive Plan from 800,000 shares to 3,300,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Incentive Plan to 14,000,000 shares. Additionally, although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, shareholders will be asked to consider and vote upon such matters. Also, management will be available to report on the Company’s performance during the year ended December 31, 2018 and to respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock and record holders of the Company’s Class B Common Stock as of the close of business on April 1, 2019 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 78,379,630 shares of the Company’s Class A Common Stock and 19,384,730 shares of the Company’s Class B Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Common Stock and Class B Common Stock?

Holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on each of the election of directors, the non-binding advisory vote on Named Executive Officer compensation, the non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation, and the proposed amendment to the Incentive Plan. Additionally, in most cases, holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on any other matters properly brought before the Annual Meeting. Holders of the Company’s Class A Common Stock are entitled to one vote per share on each matter, with all holders of the Company’s Class A Common Stock having in the aggregate 22% of the general voting power. The number of votes represented by each share of the Company’s Class B Common Stock, which represents in the aggregate 78% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of the Company’s Class B Common Stock will be entitled to 14.34 votes on each matter.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s Class A Common Stock and Class B Common Stock outstanding as of the close of business on the Record Date will constitute a quorum.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described on the enclosed proxy card. You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting card for you to use in providing your voting instructions.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Shareholders who wish to attend the Annual Meeting may contact the Company’s Investor Relations department at (954) 940-4994 for directions. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by providing your voting instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 9.

In addition, you may vote for or against, or abstain from voting on, each of the compensation of the Company’s Named Executive Officers, the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation, and the proposed amendment to the Incentive Plan. The proposal relating to the compensation of the Company’s Named Executive Officers is described in this Proxy Statement on page 32. The proposal relating to the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation is described in this Proxy Statement on page 33. The proposal to approve the amendment to the Incentive Plan is described in this Proxy Statement beginning on page 34.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote your shares FOR ALL of the director nominees, FOR the approval of the compensation of the Company’s Named Executive Officers, for future advisory votes on Named Executive Officer compensation to be held EVERY THREE YEARS, and FOR the approval of the proposed amendment to the Incentive Plan.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees, FOR the approval of the compensation of the Company’s Named Executive Officers, for future advisory votes on Named Executive Officer compensation to be held EVERY THREE YEARS, and FOR the approval of the proposed amendment to the Incentive Plan. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the individuals named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can revoke your proxy by sending a signed written notice to the Company’s Secretary stating that you would like to revoke your proxy. Record holders can change their vote by submitting a new valid proxy bearing a later date, transmitting new voting instructions by telephone or internet, or by attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

The Company’s directors are elected by plurality vote, meaning that the fifteen director nominees receiving the greatest number of votes for his election will be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

The compensation of the Company’s Named Executive Officers will be approved, on a non-binding advisory basis, if the votes cast for the proposal exceed the votes cast against the proposal.

With respect to the non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation, the frequency (every year, every other year, or every three years) which receives the greatest number of votes will be the frequency selected by the shareholders.

Abstentions will not have any impact on the proposal related to the compensation of the Company’s Named Executive Officers or the proposal related to the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation, although they will be counted for purposes of determining whether or not a quorum exists. Provided a quorum exists, failures to vote will also not have any impact on either of these proposals. The vote on the compensation of the Company’s Named Executive Officers and the vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation are advisory only, and neither will be binding upon the Company, the Board of Directors or the Compensation Committee.

With respect to the proposed amendment to the Incentive Plan, the affirmative vote of a majority of the votes cast on the proposal by holders of the Company’s Class A Common Stock and Class B Common Stock as one class will be required for approval. Since abstentions are treated for these purposes as votes cast on the proposal, abstentions will effectively count as votes against the proposed amendment.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. The Company’s Class A Common Stock is listed for trading on the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee may vote your shares in its discretion only on “routine matters.” None of the matters to be considered at the Annual Meeting, as described in this Proxy Statement, are considered to be “routine matters” under the rules of the NYSE. Accordingly, your broker, bank or other nominee will not have discretion to vote your shares at the Annual Meeting if you do not provide voting instructions.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting, or a “routine matter,” but does not have discretion to vote on other matters at the meeting, or “non-routine matters,” the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-routine matters” with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-routine matters.” This is generally referred to as a “broker non-vote.” Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and Florida law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The Company’s Board of Directors has determined that Norman H. Becker, Andrew R. Cagnetta, Jr., Steven M. Coldren, Darwin Dornbush, Willis N. Holcombe, Oscar Holzmann, Joel Levy, William Nicholson, Anthony P. Segreto, Neil Sterling and Charlie C. Winningham, II, who together comprise a majority of the Board, are independent under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE. The Board made such independence determinations based on a review of transactions and relationships between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand, as well as transactions and relationships between each director or his affiliates, on the one hand, and members of the Company’s senior management or their affiliates, on the other hand. To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board; (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million annually or 2% of such entity’s consolidated gross revenues for the applicable year; and (iii) investments by directors in common with each other or the Company. In connection with the foregoing, the Board specifically determined that Mr. Becker’s service on the Board of Directors of Bluegreen Vacations Corporation (“Bluegreen”), a subsidiary of the Company in which the Company currently holds an approximately 90% interest, with Alan B. Levan, Chairman and Chief Executive Officer of the Company, John E. Abdo, Vice Chairman of the Company, Jarett S. Levan, President and a director of the Company, and Seth M. Wise, Executive Vice President and a director of the Company, did not constitute a material relationship that would impair Mr. Becker’s independence. In addition, with respect to Mr. Coldren, the Board discussed and considered that he is the President of Business Information Systems, Inc., a company which currently leases (and, since 1985, has leased) office space from Abdo Companies, Inc., of which John E. Abdo, the Company’s Vice Chairman is President, for approximately $84,000 per year, which was reported to the Board to approximate the market rate. The Board determined that this relationship did not constitute a material relationship that would impair Mr. Coldren’s independence.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the composition and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bbxcapital.com, and each is available in print, without charge, to shareholders.

The Board met fifteen times during 2018. Each current member of the Board of Directors attended at least 75% of the total number of meetings of the Board and committees on which he served during 2018. The Company has no formal policy requiring directors to attend the Company’s annual meeting of shareholders. Nine of the Company’s fourteen then-serving directors attended the Company’s 2018 Annual Meeting of Shareholders.

The Audit Committee

The Audit Committee is comprised of Joel Levy, Chairman, Norman H. Becker, Steven M. Coldren, Oscar Holzmann and William Nicholson. The Board has determined that each member of the Audit Committee is “financially literate” and “independent” within the meaning of applicable SEC rules and regulations and the listing standards of the NYSE, including the additional independence requirements applicable to audit committee members under the listing standards of the NYSE. The Board also determined that each of Messrs. Levy, Becker and Holzmann is qualified as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC. The Audit Committee met eight times during 2018.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from, and meets with, the Company’s internal audit group, management and independent auditor. The Audit Committee receives information concerning the Company’s internal control over financial reporting and any significant deficiencies and material weaknesses in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included in this Proxy Statement on page 42.

The Compensation Committee

The Compensation Committee is comprised of Neil Sterling, Chairman, Steven M. Coldren, Darwin Dornbush, Willis N. Holcombe and William Nicholson. The Board has determined that each member of the Compensation Committee is “independent” under the listing standards of the NYSE, including the additional independence requirements applicable to compensation committee members thereunder. The Compensation Committee met five times during 2018.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Company’s executive officers, including the Chief Executive Officer. The Compensation Committee also administers the Company’s equity-based compensation plans, including the Company’s Incentive Plan. See “Proposal No. 4 — Approval of an Amendment to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan” for information regarding the Incentive Plan, including the proposed amendment to the Incentive Plan to be presented for shareholder approval at the Annual Meeting.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms. As described in further detail below under “Executive Compensation – Compensation Discussion and Analysis,” during 2018, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a third party compensation consultant, to assist the Compensation Committee in connection with the design of the Company’s incentive program for its executive officers.

A report from the Compensation Committee is included in this Proxy Statement on page 23.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is comprised of Steven M. Coldren, Chairman, Oscar Holzmann, Anthony P. Segreto and Neil Sterling. The Board has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the listing standards of the NYSE. The Nominating/Corporate Governance Committee met five times during 2018.

The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company; (iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process.

The Nominating/Corporate Governance Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board and the Nominating/Corporate Governance Committee do not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board desires a mix of backgrounds and experience among its members and, in the event of any vacancy on the Board, has established as a goal the addition of directors who would bring additional diversity to the Board. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, expects to seek individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business and will also consider the gender, race and ethnicity of individuals with a view to increasing the diversity of the Board. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to allow for the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board. During 2018, the Nominating/Corporate Governance Committee recommended to the Board the appointment of Andrew R. Cagnetta, Jr. as a director of the Company. Mr. Cagnetta was appointed to the Board, effective August 1, 2018.

Under the Company’s Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2020 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between January 15, 2020 and February 14, 2020 or (ii) if the Company’s 2020 Annual Meeting of Shareholders is held more than 30 days before or after May 14, 2020, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders, subject to the right of the Board to appoint directors to fill vacancies on the Board which may exist from time to time, including due to an increase in the size of the Board. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as the Chairman and Chief Executive Officer serves as the direct link between senior management and the Board.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained other areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for efforts designed to assure that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that it believes may be material to the Company, including those disclosed in the Company’s reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

During 2018, the Company’s non-management directors met twice in executive sessions of the Board in which management directors and other members of management did not participate. Neil Sterling was the presiding director for the executive sessions. The non-management directors have scheduled future meetings to be held at least annually and may schedule additional meetings without management present as they determine.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary at the Company’s principal executive offices at 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

●	forward the letter to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

●	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted in the “Investor Relations” section of the Company’s website at www.bbxcapital.com. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Compensation Committee Interlocks and Insider Participation

As described above, the Board of Directors has designated directors Neil Sterling, Chairman, Steven M. Coldren, Darwin Dornbush, Willis N. Holcombe and William Nicholson, none of whom are current or former officers or employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. There are no interlocking or other relationships or transactions involving the members of the Compensation Committee required to be disclosed under Item 407(e)(4) of Regulation S-K of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2018.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than three or more than fifteen directors, and for each director to serve for a term expiring at the Company’s next annual meeting of shareholders. The specific number of directors is set from time to time by resolution of the Board. The Board of Directors currently consists of fifteen directors.

All fifteen of the Company’s current directors have been nominated for election at the Annual Meeting to serve for a term expiring at the Company’s 2020 Annual Meeting of Shareholders. Each of the director nominees was recommended for election by the Nominating/Corporate Governance Committee and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, no director nominee has had any change in principal occupation or employment during the past five years.

Directors Standing for Election

ALAN B. LEVAN	Director since 1978[1]

Mr. Alan Levan, age 74, formed the I.R.E. Group (predecessor to the Company) in 1972. From 1978 until December 2015, he served as Chairman, Chief Executive Officer and President of the Company or its predecessors. During February 2017, Mr. Alan Levan was reappointed as the Company’s Chairman and Chief Executive Officer and he continues to serve in such capacities. From December 2015 until his reappointment as the Company’s Chairman and Chief Executive Officer during February 2017, Mr. Alan Levan served as Founder and strategic advisor to the Company’s Board of Directors. Mr. Alan Levan has also served as Chairman of the Board of Bluegreen since May 2017 and from May 2002 to December 2015. From May 2015 until February 2017, he served Bluegreen in a non-executive capacity. During November 2017, Bluegreen completed the initial public offering of its common stock, which is listed on the NYSE. The Company currently holds approximately 90% of Bluegreen’s outstanding common stock. From 1994 until December 2015, Mr. Alan Levan was also Chairman and Chief Executive Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) (together with its successor by merger, BBX Capital Florida LLC, “BCC”), which merged with and into a wholly owned subsidiary of the Company during December 2016 (the “BCC Merger”). He also served as Founder and strategic advisor to the Board of Directors of BCC during that time and currently serves as its Chairman and Chief Executive Officer. In addition, Mr. Alan Levan served as Chairman of BankAtlantic, BCC’s former federal savings bank subsidiary, from 1987 until July 2012 when BCC sold BankAtlantic to BB&T Corporation (“BB&T”). Mr. Alan Levan also served as a director of Benihana Inc. (“Benihana”) until August 2012. The Company had a significant investment in Benihana until August 2012 when Benihana was acquired by Safflower Holdings Corp. The Company’s Board of Directors believes that Mr. Alan Levan is a strong operating executive and that his proven leadership skills enhance the Board and the Company. The Board also believes that Mr. Alan Levan’s positions at the Company and its subsidiaries provide the Board with critical insight regarding the business and prospects of the organization.

JOHN E. ABDO	Director since 1988

John E. Abdo, age 75, has served as Vice Chairman of the Company since 1993 and Vice Chairman of BCC since 1994. He has also served as Vice Chairman of the Board of Bluegreen since 2002, except for the period from December 2015 until August 2017, during which time he served as Acting Chairman of the Board of Bluegreen. Mr. Abdo served as Vice Chairman of BankAtlantic from 1987 until the completion of the sale of BankAtlantic to BB&T during July 2012. Mr. Abdo is also President of Abdo Companies, Inc., a member of the Board of Directors of the Performing Arts Center Authority (“PACA”) and the former 20-year President, and current member of the Investment Committee and Finance Committee, of the Broward Performing Arts Foundation. Mr. Abdo also served as a director of Benihana until August 2012, including serving as Vice Chairman of the Board of Benihana from 2009 through August 2012. The Company’s Board of Directors believes that it benefits from Mr. Abdo’s contributions to the Board, many of which are the result of his extensive experience as part of the Florida business community and his knowledge of the business and affairs of the Company and its subsidiaries based on his long history of service. The Board also believes that Mr. Abdo’s real estate background provides additional knowledge and perspective to the Board.

1 Excluding the period from December 2015 through February 2017 during which Mr. Alan Levan was not a director of the Company but served as Founder of the Company and strategic advisor to the Board.

JARETT S. LEVAN	Director since 2009

Jarett S. Levan, age 45, serves as President of the Company. From December 2015 to February 2017, he also served as Acting Chairman and Chief Executive Officer of the Company. He has served as a member of the Company’s Board of Directors since September 2009 and was Executive Vice President of the Company from April 2011 until December 2015. Since August 2017, Mr. Jarett Levan has served as a director of Bluegreen. He is also the President of BCC, and served as its Acting Chairman and Chief Executive Officer from December 2015 until the completion of the BCC Merger in December 2016. Mr. Jarett Levan also served as a director of BCC since 1999 and was the Chief Executive Officer and President of BankAtlantic from January 2007 until July 2012 when BankAtlantic was sold to BB&T. Mr. Jarett Levan also serves as a director of Business for the Arts of Broward, the Broward Center for the Performing Arts, the Community Foundation of Broward, the Greater Fort Lauderdale Alliance, the Broward Workshop, the Broward College Foundation and the Ambassadors Board of Nova Southeastern University. The Company’s Board of Directors believes that Mr. Jarett Levan’s operating and management experience, including his positions with the Company’s subsidiaries and affiliates, allow him to provide insight to the Board with respect to the Company’s business and affairs.

SETH M. WISE	Director since 2009

Seth M. Wise, age 49, has served as a director and Executive Vice President of the Company since September 2009. Mr. Wise has also served as Executive Vice President of BCC since August 2012 and as a director of Bluegreen since August 2017. In addition, since July 2005, Mr. Wise has served as President of Woodbridge Holdings, LLC (including its predecessor, Woodbridge Holdings Corporation) (“Woodbridge”) after serving as its Executive Vice President since September 2003. He also previously was Vice President of Abdo Companies, Inc. The Company’s Board of Directors believes that Mr. Wise’s real estate-related experience and background enhance the Board’s knowledge with respect to the real estate industry and that it benefits from the insight he brings with respect to the Company’s, BCC’s and Woodbridge’s operations and investments based on his executive positions at those companies.

NORMAN H. BECKER	Director since 2016

Norman H. Becker, age 81, was appointed to the Company’s Board of Directors in connection with the completion of the BCC Merger during December 2016 after serving as a director of BCC since 2013. Mr. Becker is currently, and has been for more than ten years, self-employed as a Certified Public Accountant. Mr. Becker was the Chief Financial Officer and Treasurer of Proguard Acquisition Corp. as well as a member of its Board of Directors until his resignation from such positions during June 2012. Mr. Becker was previously a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. He has served as a director of Bluegreen since 2003. He also served as a director of Benihana until August 2012. The Board believes that Mr. Becker provides valuable insight to the Board based on his business, financial and accounting expertise and that his accounting and financial knowledge make him a valuable resource for the Audit Committee.

ANDREW R. CAGNETTA, JR.	Director since August 2018

Andrew R. Cagnetta, Jr., age 54, was appointed to the Company’s Board of Directors, effective August 1, 2018. Mr. Cagnetta is the Chief Executive Officer of Transworld Business Advisors, LLC, an international business brokerage firm headquartered in West Palm Beach, Florida. The Board believes that it benefits from Mr. Cagnetta’s experience and expertise related to business acquisitions and sales, including developments and trends with respect thereto, and other business and financial matters generally.

STEVEN M. COLDREN	Director since 2016

Steven M. Coldren, age 71, was appointed to the Company’s Board of Directors in connection with the completion of the BCC Merger during December 2016 after serving as a director of BCC or its predecessor since 1986. Mr. Coldren is the President/Founder of Business Information Systems, Inc., a distributor of commercial recording systems since 1982. Until 2004, Mr. Coldren was also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems. The Board believes that Mr. Coldren’s business and financial experience as the President/Founder of Business Information Systems and Chairman of Medical Information Systems, combined with his knowledge of BCC’s business as a consequence of his long history of service as a director of BCC, are valuable to the Board.

DARWIN DORNBUSH	Director since 2009

Darwin Dornbush, age 89, is an attorney in private practice. He served as a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP from 1964 until January 2015. He also served as Secretary of Cantel Medical Corp., a healthcare company, until 2010 and as a director of that company until 2009. In addition, Mr. Dornbush served as a member of the Board of Directors of Benihana from 1995 through 2005 and again from 2009 through January 2012. From 1983 until 2008, he served as Secretary of Benihana and its predecessor. The Company’s Board of Directors believes that it benefits from Mr. Dornbush’s experience in legal and business matters gained from his career as a practicing attorney and his previous memberships on public company boards.

WILLIS N. HOLCOMBE	Director since 2016

Dr. Holcombe, age 73, was appointed to the Company’s Board of Directors in connection with the completion of the BCC Merger during December 2016 after serving as a director of BCC since 2003. Dr. Holcombe served as the Chancellor of the Florida College System from October 2007 until his retirement from that position in November 2011 and as interim President of Florida State College at Jacksonville from January 2013 through December 2013. He previously served as the President of Broward Community College from January 1987 until January 2004, as well as interim President from November 2006 to July 2007. Dr. Holcombe also served as a director on the Florida Prepaid College Board from January 2008 through November 2011. The Board believes that Dr. Holcombe’s academic background and management acumen, including his previous service as Chancellor of the Florida College System, give him a unique perspective to provide meaningful insight to the Board. The Board also believes that it benefits from Dr. Holcombe’s knowledge of, and relationships within, the South Florida community.

OSCAR HOLZMANN	Director since 2002

Oscar Holzmann, age 76, was an Associate Professor of Accounting at the University of Miami School of Business from 1980 until his retirement in 2017. He received his Ph.D. in Business Administration from Pennsylvania State University in 1974. The Company’s Board of Directors believes that Mr. Holzmann’s background gives him a unique perspective and position to contribute to the Board. His accounting and financial knowledge also make him a valuable member of the Company’s Audit Committee.

JOEL LEVY	Director since 2009

Joel Levy, age 79, is the Vice Chairman of Adler Group, Inc., a commercial real estate company. He served as President and Chief Operating Officer of Adler Group from 1984 through 2007. Mr. Levy also serves as President and Chief Executive Officer of JLRE Consulting, Inc. and is a Certified Public Accountant. The Company’s Board of Directors believes that Mr. Levy’s experience relating to the real estate industry gained from his executive positions at Adler Group and JLRE Consulting provide meaningful insight to the Board and that, based on his finance and accounting background, Mr. Levy makes important contributions to the Company’s Audit Committee.

WILLIAM NICHOLSON	Director since 2009

William Nicholson, age 73, has served as a principal of Heritage Capital Group, an investment banking firm, since May 2010. He is currently Chief Compliance Officer of Heritage Capital Group. Mr. Nicholson also served as a principal of Heritage Capital Group from December 2003 through March 2009. In addition, since 2004, Mr. Nicholson has served as President of WRN Financial Corporation. He was also the Managing Director of BSE Management, LLC from March 2009 through April 2010. The Company’s Board of Directors believes that, because of Mr. Nicholson’s extensive knowledge of the capital and financial markets and broad experience working with the investment community, Mr. Nicholson provides important insight to the Board on financial issues.

ANTHONY P. SEGRETO	Director since 2016

Anthony P. Segreto, age 69, was appointed to the Company’s Board of Directors in connection with the completion of the BCC Merger during December 2016 after serving as a director of BCC since 2012 and an advisory director of BCC from 2009 until 2012. Mr. Segreto formerly served as a news anchor on NBC’s South Florida affiliate for 40 years and is an active member of the South Florida community. He serves on the Boards of Directors of the Dan Marino Foundation, the Boys and Girls Club of Broward, 211 Broward and Forever Family, and he is the spokesperson for the Make-A-Wish Foundation and St. Jude’s Children’s Research Hospital. Mr. Segreto also serves on the Advisory Board of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship, and he is a member of the Orange Bowl Committee and the Board of Directors of the Miami Sports Commission, among other civic activities. Mr. Segreto also served as a consultant to BankAtlantic from October 2009 until the completion of the sale of BankAtlantic to BB&T during July 2012. The Board believes that it benefits from Mr. Segreto’s recognition, relationships and community involvement within the South Florida market.

NEIL STERLING	Director since 2003

Neil Sterling, age 67, has been the principal of The Sterling Resources Group, Inc., a business development consulting firm, since 1998. He is also the Founder and Chief Executive Officer of SRG Technology, LLC, a software development company. As a result of his experience as an executive of business consulting and technology companies and his exposure to, and knowledge of, numerous companies and industries, the Company’s Board of Directors believes that Mr. Sterling brings strategic insight to the Board. In addition, the Board believes that he provides a valuable perspective to the Board resulting from his not-for-profit services as a former member of the Broward County School Board, Founding Chairperson of PACA, and member of the Florida Ethics Commission, among other charitable and not-for-profit services.

CHARLIE C. WINNINGHAM, II	Director since 2016

Mr. Winningham, age 86, is a private investor. Mr. Winningham was appointed to the Company’s Board of Directors in connection with the completion of the BCC Merger during December 2016 after serving as a director of BCC or its predecessor since 1976. Mr. Winningham was the President of C.C. Winningham Corporation, a civil engineering and land surveying firm, from 1963 until his retirement in 2003. The Board believes that it benefits greatly from Mr. Winningham’s over 40 years of experience in the real estate market. In addition, as a long-serving director of BCC, the Board believes that Mr. Winningham has a strong appreciation for, and vast knowledge of, the business and affairs of BCC, which the Board believes allows him to provide critical insight.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Election of Each of the Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are executive officers of the Company:

Name	Position
Alan B. Levan	Chairman and Chief Executive Officer
Jarett S. Levan	President and Director
John E. Abdo	Vice Chairman
Seth M. Wise	Executive Vice President and Director
Raymond S. Lopez	Executive Vice President, Chief Financial Officer and Chief Risk Officer
Susan J. Saturday	Executive Vice President and Chief Human Resources Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors. Biographical information for each of the Company’s executive officers other than Mr. Lopez and Ms. Saturday is set forth in “Proposal No. 1 – Election of Directors” above.

Raymond S. Lopez, age 44, joined the Company as Executive Vice President, Chief Financial Officer and Chief Risk Officer during March 2015. Since March 2015, Mr. Lopez has also served as Chief Financial Officer of BCC. Prior to joining the Company, Mr. Lopez served as an officer of Bluegreen. He joined Bluegreen as its Controller in 2004 and was promoted to Chief Accounting Officer and Vice President of Bluegreen in 2005 and to Senior Vice President of Bluegreen in 2007. Prior to joining Bluegreen, Mr. Lopez worked in various capacities at Office Depot, Inc. and Arthur Andersen LLP. Mr. Lopez is a Certified Public Accountant.

Susan J. Saturday, age 60, was appointed Executive Vice President and Chief Human Resources Officer of the Company during April 2018. Ms. Saturday performed the functions of Chief Human Resources Officer of the Company on a part-time basis from June 2016 through April 2018, at which time she joined the Company on a full-time basis. Ms. Saturday held various management positions at Bluegreen from 1988 until April 2018. In 1995, she was appointed Vice President and Director of Human Resources and Administration of Bluegreen. In 2004, Ms. Saturday was appointed Senior Vice President and Chief Human Resources Officer of Bluegreen. During October 2017, Ms. Saturday was appointed Executive Vice President of Bluegreen. From 1983 to 1988, Ms. Saturday was employed by General Electric Company in various financial management positions. Ms. Saturday holds a B.B.A. in Accounting and an M.S. in Human Resource Management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Party Transactions

The Company has a policy for the review and approval of transactions in which the Company is to be a participant, where the amount involved exceeds or is expected to exceed $120,000 annually, and in which any of the Company’s directors or executive officers, or any of their immediate family members, will have a direct or indirect material interest. Any such related party transaction is to be for the benefit of the Company and upon terms no less favorable to the Company than if the related party transaction was with an unrelated party.

The Board of Directors has delegated to the Nominating/Corporate Governance Committee the review and approval of related party transactions relating to directors or executive officers, or their immediate family members, other than those presenting issues regarding financial or accounting matters, the review and approval of which has been delegated to the Audit Committee. In reviewing related party transactions, the Nominating/Corporate Governance Committee or the Audit Committee, as applicable, evaluates the terms of the related party transaction, including an assessment of the arms-length nature of the terms, and may evaluate and consider other factors that it deems appropriate with respect to the transaction.

Related Party Transactions

The Company may be deemed to be controlled by Alan B. Levan, the Company’s Chairman and Chief Executive Officer, and John E. Abdo, the Company’s Vice Chairman. Together, Mr. Alan Levan and Mr. Abdo may be deemed to beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 78% of the Company’s total voting power. See “Security Ownership of Certain Beneficial Owners and Management” below for further information with respect to the share ownership of each of Mr. Alan Levan and Mr. Abdo.

In addition to their positions with the Company, the Company’s executive officers and directors also hold or held positions at BCC and Bluegreen as follows. Mr. Alan Levan is the Chairman and Chief Executive Officer of BCC and non-executive Chairman of the Board of Directors of Bluegreen. Mr. Abdo is the Vice Chairman of BCC and non-executive Vice Chairman of the Board of Directors of Bluegreen. Jarett S. Levan, the son of Mr. Alan Levan, is the President of BCC and a director of Bluegreen. Seth M. Wise is Executive Vice President of BCC and a director of Bluegreen. Raymond S. Lopez is the Chief Financial Officer of BCC, the former Chief Accounting Officer and Senior Vice President of Bluegreen, and continues to perform certain services for Bluegreen in a non-executive capacity. See “Executive Compensation” below for information regarding the compensation, if any, paid by the Company, BCC and Bluegreen to these individuals for their services on behalf of such entities. In addition, Susan J. Saturday served as Executive Vice President and Chief Human Resources Officer of Bluegreen until April 2018 when she joined the Company full-time in the same position. Ms. Saturday earned total compensation from Bluegreen of approximately $195,000 for the year ended December 31, 2018. Further, Norman H. Becker is a non-employee director of each of the Company and Bluegreen. Mr. Becker received compensation for his service on Bluegreen’s Board of Directors and its committees of $85,000 for the year ended December 31, 2018.

During the year ended December 31, 2018, Bluegreen paid subsidiaries of the Company approximately $1.6 million for management advisory, risk management, administrative and other services.

During April 2015, the Company entered into a Loan Agreement and Promissory Note with a wholly owned subsidiary of Bluegreen pursuant to which Bluegreen’s subsidiary provided an $80 million loan to the Company. Amounts outstanding on the loan bear interest at a rate of 6% per annum. Payments of interest are required on a quarterly basis, with all outstanding amounts being due and payable at the end of the five-year term of the loan. The Company is permitted to prepay the loan in whole or in part at any time, and prepayments will be required, to the extent necessary, in order for Bluegreen or its subsidiaries to remain in compliance with covenants under their outstanding indebtedness. During the year ended December 31, 2018, the Company paid approximately $4.8 million of interest expense on the loan.

During May 2015, the Company and its subsidiaries, including BCC, Woodbridge, Bluegreen and their respective subsidiaries, entered into an Agreement to Allocate Consolidated Income Tax Liability and Benefits (the “Consolidated Tax Agreement”) pursuant to which, among other customary terms and conditions, the parties agreed to file consolidated federal tax returns. Pursuant to the Consolidated Tax Agreement, the parties calculate their respective income tax liabilities and attributes as if each of them was a separate filer. If any tax attributes are used by another party to the Consolidated Tax Agreement to offset its tax liability, the party providing the benefit will receive an amount for the tax benefits realized. During the year ended December 31, 2018, Bluegreen paid the Company approximately $23.1 million pursuant to the Consolidated Tax Agreement.

The Company pays Abdo Companies, Inc. approximately $25,520 per month in exchange for Abdo Companies, Inc.’s provision of certain management services. John E. Abdo, the Company’s Vice Chairman, is the principal shareholder and Chief Executive Officer of Abdo Companies, Inc.

On March 4, 2019, the Company announced its intention to take Bluegreen private through a short-form merger under Florida law pursuant to which the Company would acquire all of the outstanding shares of Bluegreen’s common stock not currently owned by it. If the merger is completed, Bluegreen would become a wholly-owned subsidiary of the Company and each share of Bluegreen’s common stock outstanding at the effective time of the merger, other than shares beneficially owned by the Company and shareholders who duly exercised and perfected appraisal rights in accordance with Florida law, would be converted into the right to receive $16.00 per share in cash (an aggregate of approximately $115.0 million). On March 25, 2019, the Company announced that it is re-evaluating whether to proceed with the merger in light of notice from Bass Pro Inc. that it intends to cancel Bluegreen’s access to the Bass Pro marketing channels and advertising materials on the date that is 30 days after the date of the notice unless Bluegreen cures certain alleged breaches. The merger may be terminated at any time before it becomes effective.

EXECUTIVE COMPENSATION

compensation Discussion and Analysis

Executive Summary

The structure of the Company’s executive compensation program is intended to reflect the entrepreneurial nature of the Company’s business and its focus on long-term value creation. Performance and long-term value creation are sought to be rewarded through the components of the Company’s executive compensation program, including annual cash bonuses and stock awards that vest over a multi-year period.

The Company is a diversified holding company, and its principal investments include its approximate 90% ownership interest in Bluegreen, a sales, marketing, and management company focused on the vacation ownership industry, BBX Capital Real Estate, which is engaged in the acquisition, development, construction, ownership and management of real estate and investments in real estate joint ventures, Renin, which is engaged in the design, manufacture, and distribution of sliding doors, door systems and hardware, and home décor products, and IT’SUGAR, a specialty candy retailer which operates approximately 100 retail locations in over 25 states and Washington, D.C. In addition, the Company has other investments in various operating businesses, including restaurant locations throughout Florida and companies in the confectionery industry.

The Company and its shareholders benefited from the accomplishments at the holding company level, as well as at Bluegreen and within BBX Capital Real Estate, Renin and IT’SUGAR, of the following during 2018:

●	In March 2018, the Company successfully arranged a new $50.0 million line of credit to provide liquidity for working capital and bridge financing for acquisitions.

●	In April 2018, the Company completed a cash tender offer pursuant to which it purchased 6,486,486 shares of its Class A Common Stock at a purchase price of $9.25 per share for an aggregate purchase price of approximately $60.1 million, inclusive of acquisition costs. The Company also repurchased 1.2 million shares of its Class A Common Stock under its share repurchase program for approximately $7.6 million.

●	The Company increased shareholder return through an increase in the Company’s regular quarterly cash dividend, from $0.0075 per share ($0.03 per share annually) during 2017 to $0.01 per share ($0.04 per share annually) during 2018.

●	During 2018, Bluegreen continued to expand its resort locations and sales offices. Notable additions included the acquisition of a new resort in San Antonio, Texas; the acquisition of additional inventory in New York City; and an agreement to sell vacation ownership interests for a resort property in New Orleans, Louisiana. Bluegreen’s total revenues in 2018 were $738.3 million, an increase of $15.2 million from 2017. Bluegreen’s net income before taxes was $128.9 million in 2018 compared to $137.0 million in 2017, and its Adjusted EBITDA was $141.8 million in 2018 compared to $150.3 million in 2017. In addition, Bluegreen continued to recruit and build its executive leadership team, while focusing on improving its processes, operating efficiencies and customer experiences.

●	BBX Capital Real Estate continued to make significant progress in monetizing legacy real estate assets and collected approximately $36.8 million from sales of legacy properties or recoveries from legacy assets that had been charged off in prior years. BBX Capital Real Estate continued to manage the remaining assets in the legacy portfolio, with an emphasis on maximizing cash flow and a goal of positioning properties for sale in the future.

●	Other accomplishments with respect to BBX Capital Real Estate included: (i) managing a development of nearly 1,500 single family homes and townhomes in a new real estate development and selling out the developed lots in Phase I of the development; (ii) the sale of an 82-unit student housing project; and (iii) the performance of investments in real estate joint ventures that have generated returns to BBX Capital Real Estate exceeding original expectations.

●	In November 2018, BBX Capital Real Estate acquired a 50% membership interest in The Altman Companies, a real estate developer with a 50-year track record of developing and managing luxury apartment homes and condominiums in Florida and six other states. BBX Capital Real Estate also agreed to acquire an additional 40% of The Altman Companies during the next several years and potentially acquire the remaining 10%. The Altman transaction provided a significant expansion of the operating platform for the real estate business.

●	Financial results for BBX Capital Real Estate in 2018 were substantially above results in 2017. BBX Capital Real Estate’s total revenues were $31.3 million in 2018 compared to $8.8 million in 2017, and its net income before taxes was $30.2 million in 2018 compared to $16.1 million in 2017.

●	IT’SUGAR recruited new executives to assist with its expansion, including the addition of four new stores in high traffic, highly visible locations in 2018. Total revenues for IT’SUGAR increased 0.8% to $79.6 million in 2018.

●	Renin generated significant new business for its barn doors with a major big box retailer in the US and Canada. Renin’s net income before taxes in 2018 was $2.5 million compared to $2.2 million in 2017, and its Adjusted EBITDA was $5.0 million in 2018 compared to $4.6 million in 2017.

●	Continued execution of the business strategy related to the Company’s holdings in the confectionery industry, including the consolidation of the wholesale chocolate acquisitions into one manufacturing facility in Orlando, Florida, and shifting management’s focus from growth to operational efficiency.

●	Developing franchised restaurant locations of MOD Super Fast Pizza.

The Company’s goal is to build long-term shareholder value. Since many of the Company’s assets do not generate income on a regular or predictable basis, the Company’s objective continues to be long-term growth as measured by increases in book value and intrinsic value over time. The Company’s financial results may not fully reflect the value being created. Likewise, stock market volatility and the impact of external events unrelated to the Company’s performance, among other factors, may result in a disparity between the Company’s stock price and the intrinsic value of the Company at any point in time. In 2018, the Company generated revenue growth, with revenue increasing 9.0% to $947.6 million in 2018. In addition, in 2018, net income was $35.1 million, earnings per share was $0.36, Adjusted EBITDA was $109.2 million, and Free Cash Flow was $41.1 million. Fully diluted book value per share increased to $5.70 per share from $5.63 per share. The Company continued to focus on generating and managing its cash and ended 2018 with more than $150.0 million in cash on its balance sheet. The Company’s stock price peaked in April 2018 at $10.01 and a $1.0 billion market capitalization before trending down with the rest of the stock market, ending the year with a stock price of $5.73 per share, before moving above $6.00 per share in early 2019. As noted above, the Company paid regular quarterly cash dividends during 2018 of $0.01 per share ($0.04 per share annually), an increase compared to quarterly cash dividends of $0.0075 per share ($0.03 per share annually) during 2017. The Company also returned cash to shareholders by repurchasing 1.2 million shares under its share repurchase program and approximately 6.5 million shares pursuant to the tender offer completed in April 2018.

After consideration of the factors described above, the Compensation Committee determined that the Company’s executives accomplished many of the objectives established for them in 2018. Accordingly, in January 2019, the Compensation Committee approved the payment of cash bonuses and grants of restricted stock awards to the Company’s executives. Additional details are provided below; see especially “Annual Bonuses” and “Long-Term Equity Compensation.”

Named Executive Officers

The following individuals were the “Named Executive Officers” of the Company for 2018:

Alan B. Levan	Chairman and Chief Executive Officer

Jarett S. Levan	President and Director

John E. Abdo	Vice Chairman

Seth M. Wise	Executive Vice President and Director

Raymond S. Lopez	Executive Vice President, Chief Financial Officer and Chief Risk Officer

Compensation Committee Oversight of Executive Compensation

The Compensation Committee administers the compensation program for the Company’s executive officers. The Compensation Committee evaluates and approves the base salaries, annual bonuses and equity awards and other compensation elements for each Named Executive Officer, including the Chief Executive Officer. The Compensation Committee also reviews and approves the Company’s executive compensation plans and policies.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board annually review and, if appropriate, revise the charter. The Board determines the Compensation Committee’s membership, which is composed entirely of independent directors under applicable law, including the specific independence requirements for compensation committee members under the listing standards of the NYSE. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. When necessary or requested, the Chairman of the Compensation Committee reports at Board meetings on Compensation Committee actions and recommendations.

Executive Compensation Consultants

The Compensation Committee has the authority to engage and retain executive compensation consultants and other advisors to assist with its functions and decisions. During 2018, the Compensation Committee continued its engagement with Pearl Meyer to serve as an independent compensation consultant to the Compensation Committee. The scope of Pearl Meyer’s services vary from year to year depending on the needs and requests of the Compensation Committee. In 2018, Pearl Meyer provided assistance to the Compensation Committee in connection with the design of the Company’s incentive program for its executive officers.

Role of Management in Executive Compensation Decisions

The Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the Named Executive Officers. The Compensation Committee makes all compensation decisions for the Named Executive Officers and serves as the administrative committee under the Company’s equity compensation plan. As the administrative committee, the Compensation Committee makes all determinations under the plan, including with respect to the granting of awards and the recipients, the form of award, as well as the amount and terms thereof. Subject to applicable law and the terms of employment agreements, in reviewing the recommendations of the Chief Executive Officer, the Compensation Committee can exercise its discretion to approve, not approve or modify, upward or downward, any amounts or awards recommended by the Chief Executive Officer.

Consideration of Advisory Votes on Executive Compensation

At the Company’s 2013 Annual Meeting, holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 95% of the votes cast voted in favor of holding non-binding advisory votes on Named Executive Officer compensation every three years. The Board believes that the say on pay proposal should be presented to a vote of the Company’s shareholders every three years because, among other things, a three-year period will afford the Company’s shareholders the time to judge the Company’s executive compensation program in relation to performance over time and a three-year period will provide the Board with sufficient time to thoughtfully consider shareholder input, including voting results, and to effectively implement any changes to the Company’s executive compensation program it deems appropriate.

At the Company’s 2016 Annual Meeting, holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 92% of the votes cast voted in favor of the compensation provided to the Company’s Named Executive Officers for 2015.

As previously described, at this year’s Annual Meeting, the shareholders will be asked to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (see Proposal #2) and on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation (see Proposal #3). Although the advisory votes on executive compensation are not binding on the Company, the Compensation Committee intends to consider the outcomes of shareholder votes, as well as other feedback it may receive from shareholders regarding the compensation of Named Executive Officers.

Executive Compensation Philosophy and Objectives

The Company’s compensation program for executive officers currently consists of a base salary, bonuses (payable in cash and/or restricted stock awards), and health and welfare benefits.

The Compensation Committee believes that an effective executive compensation program should:

●	reinforce the Company’s business strategy;

●	reflect the Company’s entrepreneurial culture;

●	align the interests of the Company’s executive officers with those of shareholders;

●	reward performance and long-term value creation;

●	recognize the individual performance, skills and responsibilities of each executive officer; and

●	attract, retain, motivate and reward executive officers who have the experience and ability to conceive and successfully execute the Company’s business and investment strategies.

From time to time, the Compensation Committee reviews market data, but the Compensation Committee does not manage salaries or other components of executive compensation toward a specific market target. This is due to, among other things, the limited number of publicly traded companies comparable to the Company in terms of size and scope, as well as the entrepreneurial nature of the Company, the variability of performance across the Company’s holdings, and the Company’s focus on long-term value creation. Market information, when considered, is used to provide a context and frame of reference for making decisions.

As described below under “Employment Agreements,” each Named Executive Officer has an employment agreement with both the Company and BCC. The employment agreements, among other things, provide the structure of certain compensation paid to them for their services on behalf of the Company and BCC, including their base salaries and payments to which they may be entitled in connection with termination of their employment under certain circumstances such as following a “Change in Control.” As a result of the BCC Merger which was completed during December 2016, amounts payable to the Named Executive Officers under their employment agreements with BCC are paid by the Company.

Components of Executive Compensation

The Company’s compensation program for the Named Executive Officers has been structured with a goal of achieving the objectives outlined above under “Executive Compensation Philosophy and Objectives.” For the year ended December 31, 2018, the principal components of compensation for the Named Executive Officers were:

●	base salary;

●	cash bonuses; and

●	long-term equity and incentive compensation.

Base Salary

The Compensation Committee believes that the base salaries paid to the Named Executive Officers are competitive with broad market practices based on periodic reviews of market data, trends in pay practices and the responsibilities of the Named Executive Officers. The Compensation Committee annually reviews the base salaries of the Named Executive Officers and makes decisions about any base salary adjustments after evaluating the Company’s performance and the executive officer’s contribution to those results. The Compensation Committee’s review also includes, among other things, the functional and decision-making responsibilities of the executive, the significance of the executive officer’s specific area of individual responsibility to the Company’s financial performance and strategic goals, and the contribution, experience and work performance of the executive officer relative to the Compensation Committee’s expectations as well as to other executive officers of the Company. The Compensation Committee also considers any recommendations of the Chief Executive Officer for adjustments to the base salaries of the other Named Executive Officers. Under the terms of their respective employment agreements, the base salary of a Named Executive Officer may not be decreased without his consent.

The aggregate annual base salaries of the Named Executive Officers for 2018 under their employment agreements with the Company and BCC were $1,500,000 for Mr. Alan Levan, $1,500,000 for Mr. Abdo, $900,000 for Mr. Jarett Levan, $900,000 for Mr. Wise, and $600,000 for Mr. Lopez. These amounts were confirmed by the Compensation Committee in January 2018 and, except with respect to Mr. Lopez, were not changed from 2017. Based on management’s recommendation, in January 2018 the Compensation Committee approved a salary increase for Mr. Lopez, raising his total annual salary from $563,000 to $600,000, effective January 1, 2018. Consistent with previous years, $26,000 of the base salary for Mr. Lopez was paid by Bluegreen in 2018 and 2017.

In January 2019, the Compensation Committee reviewed the annual base salaries for the Named Executive Officers and agreed to maintain salaries at the same amounts as in 2018 for Messrs. Alan Levan, Abdo, Jarett Levan and Wise. The Compensation Committee approved a salary increase for Mr. Lopez, raising his annual salary from $600,000 to $735,000 in recognition of his performance and contribution to the Company’s achievements and results. The Compensation Committee maintained the target total compensation for Mr. Lopez at $1,600,000, subject to performance and the discretion of the Compensation Committee.

Annual Bonuses

For 2018, the Compensation Committee approved an annual bonus program under the Company’s Incentive Plan which contemplated for a pool to be funded in an amount of up to 6.0% of the Company’s book value as of calendar year end; provided, however, that (i) the creation of the incentive pool was conditioned on the Company’s book value being no less than a specified minimum amount, and (ii) the incentive pool could not exceed $36.0 million. Each of Mr. Alan Levan and Mr. Abdo was entitled to receive annual performance-based awards from the incentive pool having a maximum value equal to 33.33% of the incentive pool (e.g., a maximum of $12.0 million each per year if the incentive pool was funded to its $36.0 million cap). Each of Mr. Jarett Levan and Mr. Wise was entitled to receive annual performance-based awards from the incentive pool in a maximum amount equal to 16.67% of the incentive pool (e.g., a maximum of $6.0 million each per year if the incentive pool was funded to its $36.0 million cap). The Compensation Committee, in its discretion based on such objective or subjective factors as it may consider, could decrease the total amount of the incentive pool and the amounts payable to each executive. These factors included, without limitation, changes in the stock price of the Company as compared to the S&P 500 Index over the most recent three years, growth in the Company’s book value, with a target of 5% growth (excluding the impact of any restructuring or other charges in connection with the disposition or exiting of a business), oversight of Bluegreen, including implementation of strategic initiatives, oversight of BBX Capital Real Estate, including implementation of strategic initiatives such as managing various real estate developments and joint ventures, monetizing legacy assets and oversight of IT’SUGAR, Renin and other companies in the BBX Capital portfolio, including implementation of strategic initiatives related to the acquisition and operations of various companies or groups of companies. Incentive awards were payable, at the discretion of the Compensation Committee, in cash, restricted stock awards (“RSAs”), or a combination of cash and RSAs.

Based on the Company’s book value of approximately $549.6 million at December 31, 2018, the maximum incentive pool for 2018 was approximately $33 million. In January 2019, the Compensation Committee reviewed the funding of the incentive pool, the Company’s results relative to the strategic initiatives and factors considered by the Compensation Committee, as described above and in the Executive Summary, and the performance of Messrs. Alan Levan, Abdo, Jarett Levan and Wise, including in respect of such strategic initiatives and factors. The Compensation Committee determined that management had substantially achieved its goals; performance exceeded expectations for certain measures and factors (e.g., revenue growth at Bluegreen, financial results at BBX Capital Real Estate, the Altman transaction, expansion at IT’SUGAR) and met or fell slightly below expectations for other measures (e.g., strategic initiatives related to certain portfolio companies). Based on its review, the Compensation Committee used its discretion to set the total amount of the incentive pool for 2018 at $22,192,224, which represented approximately 67% of the maximum amount permitted by the bonus plan, and approved awards to Messrs. Alan Levan, Abdo, Jarett Levan and Wise as follows:

Named Executive Officer	Amount
Alan B. Levan	$7,917,408
John E. Abdo	7,917,408
Jarett S. Levan	3,178,704
Seth M. Wise	3,178,704
Total	$22,192,224

While Mr. Lopez was not a participant in the incentive bonus plan for 2018, the Compensation Committee established a target total compensation amount for Mr. Lopez of $1,600,000 for 2018, which included his 2018 annual base salary of $600,000 and total incentives of $1,000,000, payable in cash and/or RSAs at the discretion of the Compensation Committee. Based on the Company’s performance and achievements during 2018 and Mr. Lopez’s individual performance and significant contributions to the success, performance and achievements of the Company, the Compensation Committee approved a discretionary bonus to Mr. Lopez of $1,023,822 for 2018.

The Compensation Committee approved the payment of the annual bonuses to each of the Named Executive Officers described above in a combination of cash and RSAs of the Company’s Class B Common Stock, which are scheduled to vest in 25% increments on October 1, 2019, 2020, 2021 and 2022. The table below shows the allocation of cash bonuses and RSAs approved for the Named Executive Officers for 2018 performance.

		RSAs of
		Class B
	Cash	Common
Named Executive Officer	Bonus	Stock (#)
Alan B. Levan	$3,705,709	688,186
John E. Abdo	3,000,000	803,498
Jarett S. Levan	1,949,349	200,875
Seth M. Wise	1,949,349	200,875
Raymond S. Lopez	836,911	30,541
Total	$11,441,318	1,923,975

The RSAs allocated to the Named Executive Officers were based on the closing price of the Company’s Class A Common Stock as quoted on the NYSE on the January 8, 2019 grant date, or $6.12 per share. The allocated bonus amount of the RSAs granted to each Named Executive Officer for 2018 performance was approximately $4.2 million for Mr. Alan Levan, $4.9 million for Mr. Abdo, $1.2 million for each of Mr. Jarett Levan and Mr. Wise, and $186,900 for Mr. Lopez.

As a result of the recent changes to Section 162(m) of the Code, the compensation paid for 2018 performance under the annual bonus program to the extent in excess of $1.0 million is not deductible for federal income tax purposes. See the discussion under “Code Section 162(m)” below for additional information regarding the Compensation Committee’s consideration of the provisions of Section 162(m) of the Code, including the changes made thereto in 2018, in connection with its executive compensation determinations.

The Compensation Committee has not approved an annual bonus program under the Company’s Incentive Plan for 2019. Instead, the Compensation Committee approved annual bonus opportunities for each of the Named Executive Officers in the following amounts: $3,000,000 for Mr. Alan Levan; $3,000,000 for Mr. Abdo; $720,000 for Mr. Jarett Levan; $720,000 for Mr. Wise; and $514,500 for Mr. Lopez. These bonuses are discretionary bonuses payable in such amounts and in such form (including cash, RSAs or other equity-based awards, or a combination thereof) as the Compensation Committee may determine. In making such determination, the Compensation Committee will consider such factors as it deems appropriate. These factors may include, without limitation, the factors described above with respect to the bonuses granted for 2018 and those described in the Executive Summary.

The Compensation Committee may approve additional cash bonuses from time to time pursuant to other incentive plans or programs, or otherwise at the Compensation Committee’s discretion.

Long-Term Equity Compensation

The Company’s long-term equity compensation program is designed with a view towards having a significant portion of executive compensation tied to the performance of the Company’s stock in order to align the interests of the Named Executive Officers with those of the shareholders. The Company seeks to accomplish this alignment through periodic, typically annual, grants of RSAs. The Company may also grant stock options under its equity compensation plan.

Equity-based awards are made under the Company’s Incentive Plan. All awards under the Incentive Plan are made at the discretion of the Compensation Committee, which has the authority to establish the terms and conditions, such as, to the extent applicable, vesting requirements, the class of Common Stock covered by, and the performance criteria, if any, of all awards. The Compensation Committee determines whether to make any awards to the Company’s Chief Executive Officer, and, if so, the amount of awards to grant, as well as the terms and conditions of the award. In determining whether to grant any awards to Named Executive Officers other than the Chief Executive Officer, the Compensation Committee considers any recommendations from the Chief Executive Officer. The Compensation Committee may also consider other factors, such as an executive’s level of responsibility, recent performance and expected future performance, previously granted and still outstanding grants, and the potential value of an award relative to other components of executive compensation.

In recent years, the Compensation Committee has chosen to grant RSAs rather than stock options. The Company has undergone significant changes since 2012, particularly given BCC’s sale of BankAtlantic, BCC’s former wholly owned federal savings bank subsidiary, to BB&T Corporation during July 2012. The Company is a diversified holding company and an entrepreneurial enterprise with a wide variety of activities focused on the vacation ownership industry, real estate and investments in operating companies. In this environment, the Compensation Committee believes that RSAs serve to appropriately reward the executives for the value they may create. Also, given the Company’s emphasis on achieving sustainable increases in value over the long-term and the objective of aligning executives’ interests with those of shareholders, the Compensation Committee believes that RSAs currently are the most appropriate form of long-term equity compensation for the Named Executive Officers.

See “Annual Bonuses” above for information regarding RSAs granted to the Named Executive Officers for performance in 2018.

Benefits

The Named Executive Officers are provided certain benefits, such as medical, dental, life, disability and related insurance coverage, which are substantially the same as those provided to the Company’s other employees. These benefit programs are believed to be competitive with similar programs provided by comparable employers in order to attract and retain talented and qualified employees.

Chief Executive Officer Compensation

The Compensation Committee seeks to structure the compensation of the Company’s Chief Executive Officer, Alan B. Levan, to reflect the leadership role of such position and to be consistent in terms of its components with the compensation arrangements for other Named Executive Officers. The Chief Executive Officer’s compensation is designed to reward performance, including the achievement of the Company’s long-term strategic plan and other strategic initiatives that may be established from time to time by the Compensation Committee. Accordingly, a majority of the annual compensation paid to the Company’s Chief Executive Officer has in recent years, including in 2018, been comprised of either cash bonuses or annual grants of long-term equity compensation (most recently in the form of RSAs which are scheduled to vest over a four-year period). The value that the Chief Executive Officer may receive from the long-term equity compensation is directly related to the performance of the Company’s stock and therefore serves to reward performance and align his interests with those of other shareholders.

Code Section 162(m)

Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of compensation paid to “covered employees” in excess of $1.0 million in any taxable year.  Prior to the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in 2018, the definition of “covered employees” consisted of any individual who served as chief executive officer and each of the next three most highly compensated officers for the taxable year (other than the chief financial officer), and compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was exempt from the $1.0 million limitation.  However, the Tax Act, which was effective for the Company’s 2018 fiscal year, significantly amended Section 162(m) of the Code.  Under the Tax Act, the “performance-based compensation” exception to the $1.0 million limitation has been eliminated, subject to certain transition relief for compensation payable pursuant to a written binding contract that was in effect as of November 2, 2017.  Additionally, the Tax Act expanded the definition of “covered employees” to include any individual who served as the chief financial officer for the taxable year as well as any individual who was considered a “covered employee” for any taxable year beginning after December 31, 2016.

The Compensation Committee considers the potential impact of Section 162(m) of the Code as it makes executive compensation determinations. However, the Compensation Committee believes that a tax deduction is only one of several relevant considerations in setting executive compensation. Accordingly, the Compensation Committee has in the past approved and may in the future approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. The compensation paid to each Named Executive Officer for 2018 performance in excess of $1.0 million is not deductible for federal income tax purposes under Section 162(m) of the Code. In addition, subject to any future changes to Section 162(m) of the Code and/or interpretations of the Tax Act, future compensation payable to each Named Executive Officer in excess of $1.0 million annually is not expected to be deductible for federal income tax purposes.

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material” or to be filed with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Compensation Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by the Members of the Compensation Committee: Neil Sterling, Chairman Steven M. Coldren Darwin Dornbush Willis N. Holcombe William Nicholson

Summary Compensation Table

The following table sets forth certain summary information concerning compensation which the Company, BCC and Bluegreen paid to or accrued on behalf of the Company’s Named Executive Officers during 2018, 2017 and 2016.

								Non-equity
							Stock	Incentive Plan	All Other
Name and			Salary		Bonus		Awards	Compensation	Compensation
Principal Position	Source (1)	Year	($)		($)		($)(3)	($)(4)	($)		Total($)
Alan B. Levan,	BBX	2018	1,500,000		—		4,211,698	3,705,709	314,330	(6)	9,731,737
Chairman of the Board and
Chief Executive Officer (5)	BBX	2017	1,500,000		—		4,350,000	3,919,046	295,940		10,064,986

	BBX	2016	450,000		4,402,024		2,571,090	—	295,676		7,718,790
	BCC	2016	450,000		900,000		—	—	16,735		1,366,735
	BXG	2016	600,000		—		—	—	—		600,000
			1,500,000		5,302,024		2,571,090	—	312,411		9,685,525

John E. Abdo,	BBX	2018	1,500,000		—		4,917,408	3,000,000	322,740	(7)	9,740,148
Vice Chairman of the
Board	BBX	2017	1,500,000		—		5,434,899	3,000,000	322,540		10,257,439

	BBX	2016	750,000		3,802,024		2,571,090	—	324,572		7,447,686
	BCC	2016	750,000		1,500,000		—	—	5,500		2,255,500
	BXG	2016	—		—		—	—	—		—
			1,500,000		5,302,024		2,571,090	—	330,072		9,703,186

Jarett S. Levan	BBX	2018	900,000		—		1,229,355	1,949,349	25,766	(8)	4,104,470
President
	BBX	2017	900,000		—		1,358,723	1,871,010	42,398		4,172,131

	BBX	2016	450,000		1,511,012		1,285,545	—	14,466		3,261,023
	BCC	2016	450,000		360,000		—	—	27,362		837,362
	BXG	2016	—		—		—	—	—		—
			900,000		1,871,012		1,285,545	—	41,828		4,098,385

Seth M. Wise,	BBX	2018	900,000		—		1,229,355	1,949,349	28,615	(9)	4,107,319
Executive President
	BBX	2017	900,000		—		1,358,723	1,871,010	29,720		4,159,453

	BBX	2016	450,000		1,511,012		1,285,545	—	22,896		3,269,453
	BCC	2016	450,000		360,000		—	—	500		810,500
	BXG	2016	—		—		—	—	—		—
			900,000		1,871,012		1,285,545	—	23,396		4,079,953

Raymond S. Lopez	BBX	2018	600,000	(11)	836,911	(2)	186,911	—	13,700	(10)	1,637,522
Chief Financial Officer
	BBX	2017	563,000	(11)	568,500		435,000	—	13,000		1,579,500

	BBX	2016	174,500		477,160		128,058	—	9,790		789,508
	BCC	2016	174,500		112,500		—	—	—		287,000
	BXG	2016	26,000		384,615		—	170,680	—		581,295
			375,000		974,275		128,058	170,680	9,790		1,657,803

(1)	Amounts identified as BBX represent amounts paid or accrued by the Company. Amounts identified as BCC represent amounts paid or accrued by BCC (the former BBX Capital Corporation and majority-owned subsidiary of the Company which merged with and into BBX Capital Florida, LLC during December 2016). Amounts identified as BXG represent amounts paid or accrued by Bluegreen.

(2)	Represents the cash portion of the discretionary bonus awarded to Mr. Lopez for 2018, as described in further detail in the “Compensation Discussion and Analysis” section.

(3)	The 2018 amounts represent the grant date fair value of restricted stock awards of 688,186 shares, 803,498 shares, 200,875 shares, 200,875 shares and 30,541 shares of the Company’s Class B Common Stock granted to Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, Mr. Wise and Mr. Lopez, respectively, under the Company’s Incentive Plan. These restricted stock awards are scheduled to vest in four equal annual installments beginning on October 1, 2019. The restricted stock awards were granted on January 8, 2019 for services performed during 2018. Assumptions used in the calculation of the grant date fair value of the awards described in this footnote are included in Note 16 to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 12, 2019.

(4)	The 2018 amounts represent the cash bonuses paid under the Company’s Incentive Plan for services performed during 2018.

(5)	Mr. Alan Levan was the Company’s Chairman, Chief Executive Officer and President until his resignation from such positions in December 2015. Mr. Alan Levan served in a non-executive capacity as Founder and strategic advisor to the Company’s Board of Directors during 2016. Mr. Alan Levan was reappointed as the Company’s Chairman and Chief Executive Officer during February 2017. Mr. Jarett Levan served as Acting Chairman and Chief Executive Officer until Mr. Alan Levan’s reappointment.

(6)	Includes $135,567 of life and disability insurance premium payments and $178,762 of perquisites and other benefits, including $138,529 related to Mr. Alan Levan’s personal use of the Company’s tickets to entertainment and sporting events. The tickets were primarily used by employees, vendors and others and not by Mr. Alan Levan. Perquisites and benefits also included membership dues to community and professional organizations, automobile expenses, matching contributions to the Company’s 401(k) plan, and payment for physical medical examinations.

(7)	Includes $306,240 in management fees paid by the Company to Abdo Companies, Inc., of which Mr. Abdo is the principal shareholder and Chief Executive Officer, as well as matching contributions to the Company’s 401(k) plan and membership dues to community organizations.

(8)	Includes membership dues to community and professional organizations, matching contributions to the Company’s 401(k) plan and payment for physical medical examinations.

(9)	Includes membership dues to community and professional organizations, automobile expenses, matching contributions to the Company’s 401(k) plan and payment for physical medical examinations.

(10)	Includes membership dues to a professional organization and matching contributions to the Company’s 401(k) plan.

(11)	Includes $26,000 of salary paid by Bluegreen.

Grants of Plan-Based Awards - 2018

The following table sets forth information regarding non-equity, plan-based awards granted by the Company to the Named Executive Officers for 2018.

	Payments pursuant to non-equity incentive plan awards
	Threshold	Target	Amount Paid
Name	($)	($)	($)(1)
Alan B. Levan	—	—	3,705,709
John E. Abdo	—	—	3,000,000
Jarett S. Levan	—	—	1,949,349
Seth M. Wise	—	—	1,949,349

(1)	Represents the payout of cash for the year ended December 31, 2018 under the Company’s 2014 Incentive Plan. Cash bonuses in the full amounts listed above were paid in January 2019 for services performed during the year ended December 31, 2018. These payments are included under “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above.

Additionally, on January 8, 2019, the Compensation Committee granted restricted stock awards of 688,186 shares, 803,498 shares, 200,875 shares, 200,875 shares and 30,541 shares of the Company’s Class B Common Stock to Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, Mr. Wise and Mr. Lopez, respectively, under the Company’s 2014 Incentive Plan for services performed during 2018. These restricted stock awards are scheduled to vest in four equal annual installments beginning on October 1, 2019. The restricted stock awards granted on January 8, 2019 for services performed during the year ended December 31, 2018 under the Company’s Incentive Plan are included under “Stock Awards” in the “Summary Compensation Table” above.

No Named Executive Officer was granted any plan-based award by Bluegreen or BCC for 2018.

Outstanding Equity Awards at Fiscal-Year End 2018

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2018.

	Option Awards					Stock Awards
											Equity
										Equity	Incentive
			Equity							Incentive	Plan Awards
			Incentive							Plan Awards	Market or
			Plan Awards:						Market	Number of	Payout Value
	Number of	Number of	Number of			Number of			Value of	Unearned	or Unearned
	Securities	Securities	Securities			Shares or			Shares or	Share, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of			Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that			Stock that	Rights that	Rights that
	Options	Options	Unearned	Exercise	Expiration	have not			have not	have not	have not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested (6)			Vested (6)	Vested	Vested
Alan B. Levan	—	—	N/A	—	—	194,466	(1	)(2)	$1,108,456	N/A	N/A
						298,964	(1	)(3)	$1,704,095	N/A	N/A
						185,711	(4	)(2)	$1,064,124	N/A	N/A
						375,000	(5)		$2,137,500	N/A	N/A

John E. Abdo	—	—	N/A	—	—	194,466	(1	)(2)	$1,108,456	N/A	N/A
						298,964	(1	)(3)	$1,704,095	N/A	N/A
						185,711	(4	)(2)	$1,064,124	N/A	N/A
						468,526	(5)		$2,670,598	N/A	N/A

Jarett S. Levan	—	—	N/A	—	—	97,233	(1	)(2)	$554,228	N/A	N/A
						149,482	(1	)(3)	$852,047	N/A	N/A
						92,858	(4	)(2)	$532,076	N/A	N/A
						117,132	(5)		$667,652	N/A	N/A

Seth M. Wise	—	—	N/A	—	—	97,233	(1	)(2)	$554,228	N/A	N/A
						149,482	(1	)(3)	$852,047	N/A	N/A
						92,858	(4	)(2)	$532,076	N/A	N/A
						117,132	(5)		$667,652	N/A	N/A

Raymond S. Lopez	—	—	N/A	—	—	9,750	(1	)(2)	$55,575	N/A	N/A
						14,891	(1	)(3)	$84,879	N/A	N/A
						9,180	(4	)(2)	$52,601	N/A	N/A
						37,500	(5)		$213,750	N/A	N/A

(1)	Represents restricted stock awards of shares of the Company’s Class B Common Stock.

(2)	Vesting pro-rata over four years, with the first three installments having vested on (i) October 1, 2016, 2017 and 2018 with respect to the restricted stock awards granted to Mr. Alan Levan, (ii) October 2, 2016, 2017 and 2018 with respect to the restricted stock awards granted to Mr. Abdo, (iii) October 3, 2016, 2017 and 2018 with respect to the restricted stock awards granted to Mr. Jarett Levan; (iv) October 4, 2016, 2017 and 2018 with respect to the restricted stock awards granted to Mr. Wise; and (v) October 5, 2016, 2017 and 2018 with respect to the restricted stock awards granted to Mr. Lopez.

(3)	Vesting pro-rata over four years, with the first two installments having vested on October 1, 2017 and 2018.

(4)	Represents restricted stock units of the Company’s Class A Common Stock. These restricted stock units were initially restricted stock units of BCC’s Class A Common Stock, but were converted pursuant to the BCC Merger into restricted stock units of the Company’s Class A Common Stock at the exchange ratio in the BCC Merger of 5.4 shares of the Company’s Class A Common Stock for each share of BCC’s Class A Common Stock subject to the restricted stock units. The restricted stock units continue to be governed by, and subject to, the BCC equity compensation plan and related award agreements under which they were granted, which plan and agreements were assumed by the Company in connection with the closing of the BCC Merger.

(5)	Vesting pro-rata over four years, with the first installment having vested on October 1, 2018.

(6)	See “Grants of Plan-Based Awards – 2018” above for information regarding restricted stock awards granted on January 8, 2019 for 2018 service.

No Named Executive Officer held any equity-based award of BCC or Bluegreen as of December 31, 2018 or at any time during 2018.

Option Exercises and Stock Vested - 2018

The following table sets forth certain information regarding the vesting during 2018 of restricted stock awards or units of shares of the Company’s Class A Common Stock or Class B Common Stock previously granted to the Named Executive Officers. The restricted stock units were initially restricted stock units of BCC but were converted pursuant to the BCC Merger into restricted stock units of the Company’s Class A Common Stock at the exchange ratio in the BCC Merger of 5.4 shares of the Company’s Class A Common Stock for each share of BCC’s Class A Common Stock subject to the restricted stock units.

	Restricted Stock Awards
	Number of shares		Value realized
	acquired on vesting		on vesting
Name	(#)		($)(5)
Alan B. Levan	1,090,627	(1)	$8,005,251
John E. Abdo	1,121,802	(2)	8,162,257
Jarett S. Levan	521,858	(3)	3,792,400
Seth M. Wise	521,858	(3)	3,775,685
Raymond S. Lopez	38,875	(4)	273,433

(1)	Includes the following vesting of restricted stock awards or units for Mr. Alan Levan:

Vesting of Awards or Units	Grant Date	Vesting Date	Number of Shares	Installment
RSUs for Class A Common Stock	10/7/2014	9/30/2018	178,233	Final
RSAs for Class B Common Stock	10/6/2014	9/30/2018	257,734	Final
RSUs for Class A Common Stock	9/1/2015	10/1/2018	185,712	Third
RSAs for Class B Common Stock	9/1/2015	10/1/2018	194,466	Third
RSAs for Class B Common Stock	12/22/2016	10/1/2018	149,482	Second
RSAs for Class A Common Stock	1/9/2018	10/1/2018	125,000	First
Total number of shares acquired on vesting			1,090,627

(2)	Includes the following vesting of restricted stock awards or units for Mr. Abdo:

Vesting of Awards or Units	Grant Date	Vesting Date	Number of Shares	Installment
RSUs for Class A Common Stock	10/7/2014	9/30/2018	178,233	Final
RSAs for Class B Common Stock	10/6/2014	9/30/2018	257,734	Final
RSUs for Class A Common Stock	9/1/2015	10/2/2018	185,712	Third
RSAs for Class B Common Stock	9/1/2015	10/2/2018	194,466	Third
RSAs for Class B Common Stock	12/22/2016	10/1/2018	149,482	Second
RSAs for Class A Common Stock	1/9/2018	10/1/2018	156,175	First
Total number of shares acquired on vesting			1,121,802

(3)	Includes the following vesting of restricted stock awards or units for each of Mr. Jarett Levan and Mr. Wise:

Vesting of Awards or Units	Grant Date	Vesting Date	Number of Shares	Installment
RSUs for Class A Common Stock	10/7/2014	9/30/2018	89,115	Final
RSAs for Class B Common Stock	10/6/2014	9/30/2018	128,867	Final
RSUs for Class A Common Stock	9/1/2015	(a)	92,859	Third
RSAs for Class B Common Stock	9/1/2015	(a)	97,233	Third
RSAs for Class B Common Stock	12/22/2016	10/1/2017	74,741	Second
RSAs for Class A Common Stock	1/9/2018	10/1/2018	39,043	First
Total number of shares acquired on vesting			521,858

(a)	Mr. Jarett Levan’s award vested on October 3, 2018 and Mr. Wise’s award vested on October 4, 2018.

(4)	Includes the following vesting of restricted stock awards or units for Mr. Lopez:

Vesting of Awards or Units	Grant Date	Vesting Date	Number of Shares	Installment
RSUs for Class A Common Stock	9/1/2015	10/5/2018	9,180	Third
RSAs for Class B Common Stock	9/1/2015	10/5/2018	9,750	Third
RSAs for Class B Common Stock	12/22/2016	10/1/2018	7,445	Second
RSAs for Class B Common Stock	1/9/2018	10/1/2018	12,500	First
			38,875

(5)	Represents the closing price of the Company’s Class A Common Stock or Class B Common Stock, as applicable, on the vesting date multiplied by the number of shares acquired upon vesting.

Pension Benefits

None of the Company, BCC or Bluegreen has in place any plan (other than tax-qualified defined contribution plans) that provides for payments or other benefits to any of the Named Executive Officers at, following, or in connection with their retirement.

Potential Payments Upon Termination or Change in Control

The following table sets forth certain information with respect to compensation that would become payable by the Company if the Named Executive Officers had ceased employment with the Company under the various circumstances below. The amounts shown in the table assume that such cessation of employment was effective as of December 31, 2018. Further, the amounts shown in the table do not include payments and benefits to the extent they are provided by the Company on a non-discriminatory basis to its salaried employees generally upon termination of employment, such as accrued salary and vacation pay. The terms “Cause,” Good Reason” and “Change in Control” have the meanings given to them in the employment agreements between the Company and the applicable individual. Under the employment agreements, a termination upon the Disability (as defined in the employment agreements) of the individual is deemed a termination without Cause. For additional information, see “Employment Agreements” below.

		Termination	Termination
		Without Cause	Without Cause
	Death	or Resignation for	or Resignation for
	(Whether	Good Reason	Good Reason
	Before or	Before a Change in	Within Two
	After a	Control or More than	Years Following a
Name and	Change in	Two Years After a	Change in
Payment Elements	Control)	Change in Control	Control
Alan B. Levan:
Bonus payment for year of termination	$3,000,000	3,000,000	3,000,000
Severance payment based on annual base salary and annual bonus opportunity at time of termination	—	9,000,000	13,455,000
Acceleration of equity awards	6,014,175	6,014,175	6,014,175
Continuation of health and life insurance	—	292,889	440,007
Total Benefit	$9,014,175	18,307,064	22,909,182

John E. Abdo:
Bonus payment for year of termination	$3,000,000	3,000,000	3,000,000
Severance payment based on annual base salary and annual bonus opportunity at time of termination	—	9,000,000	13,455,000
Acceleration of equity awards	6,547,273	6,547,273	6,547,273
Continuation of health and life insurance	—	12,807	19,607
Total Benefit	$9,547,273	18,560,080	23,021,880

Jarett S. Levan:
Bonus payment for year of termination	$720,000	720,000	720,000
Severance payment based on annual base salary and annual bonus opportunity at time of termination	—	2,430,000	3,240,000
Acceleration of equity awards	2,606,004	2,606,004	2,606,004
Continuation of health and life insurance	—	27,116	36,399
Total Benefit	$3,326,004	5,783,120	6,602,403

Seth M. Wise:
Bonus payment for year of termination	$720,000	720,000	720,000
Severance payment based on annual base salary and annual bonus opportunity at time of termination	—	2,430,000	3,240,000
Acceleration of equity awards	6,488,734	2,606,004	2,606,004
Continuation of health and life insurance	—	27,116	36,399
Total Benefit	$7,208,734	5,783,120	6,602,403

Raymond S. Lopez:
Bonus payment for year of termination	$420,000	420,000	420,000
Severance payment based on annual base salary and annual bonus opportunity at time of termination	—	1,020,000	1,530,000
Acceleration of equity awards	406,805	406,805	406,805
Continuation of health and life insurance	—	17,834	17,834
Total Benefit	$826,805	1,864,639	2,374,639

Employment Agreements

The Company has employment agreements with each of the Named Executive Officers. Under the terms of their respective employment agreements, each Named Executive Officer receives an annual base salary and is entitled to receive bonuses (payable in cash, equity awards or a combination thereof) pursuant to bonus plans established from time to time by the Compensation Committee, including the Company’s previously described incentive program, or otherwise at the discretion of the Compensation Committee. See “Compensation Discussion and Analysis” above for information regarding the base salaries paid to the Named Executive Officers under their respective employment agreements during 2018, the base salary increase for Mr. Lopez for 2019, the bonuses awarded to the Named Executive Officers for 2018, and the bonus potentials of the Named Executive Officers for 2019.

Each employment agreement may be terminated by the Company for “Cause” or “Without Cause” or by the Named Executive Officer for “Good Reason” (as such terms are defined in the employment agreement). If an employment agreement is terminated for “Cause,” the applicable Named Executive Officer will be entitled to receive his base salary through the date of termination. If an employment agreement is terminated “Without Cause” or by the Named Executive Officer for “Good Reason,” the applicable Named Executive Officer will be entitled to receive his base salary through the date of termination and the prorated portion of the Named Executive Officer’s annual bonus based on the average annual bonus paid to him during the prior two fiscal years, subject to a maximum annual bonus for purposes of this calculation in an amount equal to 200% of his then-current annual base salary, in the case of Mr. Alan Levan and Mr. Abdo, 80% of his then-current annual base salary, in the case of Mr. Jarett Levan and Mr. Wise, and, in the case of Mr. Lopez, 70% of the sum of (A) his annual base salary under his employment agreement plus (B) his annual base salary from Bluegreen. In addition, if an employment agreement is terminated “Without Cause” or by the Named Executive Officer for “Good Reason,” the Named Executive Officer will be entitled to receive a severance payment as follows. Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive a severance payment in an amount equal to 2 times the sum of his annual base salary and annual bonus opportunity at the date of termination (or 2.99 times the sum of his annual base salary and annual bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control” (as defined in the employment agreements)). Each of Mr. Jarett Levan and Mr. Wise will be entitled to receive a severance payment in an amount equal to 1.5 times the sum of his annual base salary and annual bonus opportunity at the date of termination (or 2 times the sum of his annual base salary and annual bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control”). Mr. Lopez will be entitled to receive a severance payment in an amount equal to the sum of (i) his annual base salary, (ii) his annual base salary from Bluegreen, and (iii) his annual bonus opportunity at the date of termination (or 1.5 times such amount if termination occurs within two years after a “Change in Control”). For purposes of calculating the severance payment, each Named Executive Officer’s “annual bonus opportunity” will be subject to the same maximum as described above with respect to the calculation of the prorated bonus to which the Named Executive Officer would be entitled in the event of a “Without Cause” or “Good Reason” termination. In addition, with respect to each Named Executive Officer’s employment agreement with the Company, if the employment agreement is terminated “Without Cause” or is terminated by the Named Executive Officer for “Good Reason” or as a result of the Named Executive Officer’s death, all unvested incentive stock options, if any, and restricted stock awards will immediately accelerate and fully vest as of the termination date. Further, in the event of a termination “Without Cause” or a termination by the Named Executive Officer for “Good Reason,” the Named Executive Officer will be entitled to continued benefits, including, without limitation, health and life insurance, for the following periods: (i) two years following the year in which the termination occurs (or three years following the year in which the termination occurs, if such termination occurred within two years after a “Change in Control”), in the case of Mr. Alan Levan and Mr. Abdo, (ii) eighteen months following the year in which the termination occurs (or two years following the year in which the termination occurs, if such termination occurred within two years after a “Change in Control”), in the case of Mr. Jarett Levan and Mr. Wise, and (iii) one year from the date of termination, in the case of Mr. Lopez. Each employment agreement will also be terminated upon the Named Executive Officer’s death, in which case the estate of the applicable Named Executive Officer will be entitled to receive his base salary through the date of his death and the prorated portion of the Named Executive Officer’s annual bonus, calculated as described above.

Pay Ratio

As required by Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of its employees and the annual total compensation of its Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2018:

●	The annual total compensation of the “median employee” of the Company (other than its Chief Executive Officer) was $27,250.

●	The annual total compensation of the Company’s Chief Executive Officer, as reported in the Summary Compensation Table on page 24, was $9,731,737.

●	The ratio of these two amounts is approximately 357 to 1.

Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the Company does not believe that the estimated ratio reported above should be used as a basis for comparison between companies.

There has been no change in the Company’s employee population or employee compensation arrangements that would result in a significant change in the pay ratio disclosure. Further, there has been no change in the circumstances of the employee identified as the median employee in 2017. Accordingly, the pay ratio calculation set forth above has been made using the 2018 compensation for the median employee identified in 2017 (the “median employee”).

The Company used the following methodology and material assumptions, adjustments and estimates to identify the “median employee” in 2017, to identify the median of the annual total compensation of all the Company’s employees, as well as to determine the 2018 annual total compensation of the “median employee.”

●	The Company determined that as of December 31, 2017 the employee population consisted of approximately 6,914 employees located in the United States, Canada and Aruba (as reported in Item 1, “Business” in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2018). This population consisted of full-time, part-time and temporary employees. The Company excluded from the employee population in the pay ratio calculation all of its Canadian and Aruba employees as these non-US employees made up less than 5% of the Company’s total employees. The Company had 157 employees in Canada and 7 employees in Aruba.

●	The Company selected December 31, 2017 for the measurement date as that date enabled the Company to use payroll records for the identification of the “median employee.”

●	To identify the “median employee” for the Company’s population of employees, the Company compiled a listing of each employee’s total compensation obtained from each employee’s W-2 form as reported to the Internal Revenue Service for the year ended December 31, 2017. The total compensation on each employee’s W-2 form includes base salary, bonuses and share-based compensation. The Company did not apply cost-of-living adjustments as part of the calculation. The Company determined the “median employee” from this listing.

●	The Company combined all the elements of the “median employee’s” compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of the “median employee” of $27,250.

PROPOSAL NO. 2 - NON-BINDING ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION (SAY ON PAY)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s shareholders will be asked at the Annual Meeting to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (sometimes hereinafter referred to as the “Say on Pay Proposal”).

The vote on the Say on Pay Proposal gives the Company’s shareholders the opportunity to express their views on the compensation paid to the Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers as disclosed in this Proxy Statement. You are urged to read the “Executive Compensation” section of this Proxy Statement above for details regarding the compensation paid to the Named Executive Officers during 2018 and other information with respect to their compensation for services on behalf of the Company.

The Board believes that the Company’s compensation program for its executive officers, including the Named Executive Officers, is appropriately based upon the Company’s performance, the performance and level of responsibility of the executive officer and the market generally with respect to executive officer compensation.  The Board also believes that the Company’s executive compensation program aligns the interests of the Company’s executive officers with those of the Company’s shareholders by compensating the executive officers in a manner designed to advance both the short-and long-term interests of the Company and its shareholders. As a result, the Board recommends that the Company’s shareholders indicate their support for the compensation of the Named Executive Officers by approving the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers for 2018, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosures included in this Proxy Statement, is hereby APPROVED.”

Shareholders may vote “FOR,” “AGAINST” or abstain from voting on the Say on Pay Proposal. The vote on the Say on Pay Proposal will be approved by the shareholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.  Abstentions and failures to vote will not have any impact on the proposal.

The vote on the Say on Pay Proposal is advisory only and will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee appreciate the opinions that the Company’s shareholders express in their votes and will consider the outcome of the vote in connection with future executive compensation arrangements.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Say on Pay Proposal.

PROPOSAL NO. 3 - NON-BINDING ADVISORY VOTE ON

THE FREQUENCY OF THE SAY ON PAY VOTE (SAY ON FREQUENCY)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s shareholders will also be asked at the Annual Meeting to vote, on a non-binding advisory basis, on whether the shareholders’ advisory vote on the Say on Pay Proposal should be held every year, every other year or every three years (sometimes hereinafter referred to as the “Say on Frequency Proposal”).

Under applicable SEC rules, the Say on Frequency Proposal is required to be presented for a non-binding advisory shareholder vote every six years. At the Annual Meeting of Shareholders of the Company held during 2013, the Company’s shareholders voted, on a non-binding advisory basis, for the Say on Pay Proposal to be presented for a non-binding advisory shareholder vote every three years. Since that time, the Company has presented the Say on Pay Proposal for a non-binding advisory shareholder vote every three years.

After consideration of the frequency alternatives, the Board believes that the Say on Pay Proposal should continue to be presented to a vote of the Company’s shareholders every three years. As discussed above, the Board believes that the Company’s executive compensation program is designed to provide compensation that is commensurate and aligned with the performance of the Company and the executives, and advances both the short-and long-term interests of the Company and its shareholders. In addition, the Board believes a three-year period allows the Company’s shareholders to better judge the Company’s executive compensation program in relation to performance over time. The Board further believes that giving the Company’s shareholders the right to cast an advisory vote on the Say on Pay Proposal every three years provides the Board with sufficient time to thoughtfully consider shareholder input, including voting results, and to effectively implement any changes to the Company’s executive compensation program it deems appropriate.

Shareholders will not be voting to specifically approve or disapprove the Board’s recommendation that the Say on Pay Proposal be presented for a non-binding advisory vote of the Company’s shareholders every three years.  Rather, shareholders may vote for the Say on Pay Proposal to be presented for a non-binding advisory vote of the Company’s shareholders “EVERY YEAR,” “EVERY OTHER YEAR” OR “EVERY THREE YEARS.” The frequency that receives the highest number of votes cast by shareholders will be the frequency that has been selected by the shareholders. Shareholders may abstain from voting on the Say on Frequency Proposal.  Abstentions and other failures to vote will not have any impact on the proposal.

The vote on the Say on Frequency Proposal is advisory only and will not be binding upon the Company, the Board or the Compensation Committee, and the Board, upon the recommendation of the Compensation Committee or otherwise, may decide that it is in the best interests of the Company and its shareholders to hold future advisory votes on the Say on Pay Proposal more or less frequently than the option selected by the shareholders. However, the Board and the Compensation Committee appreciate the opinions that the Company’s shareholders express in their votes and will consider the outcome of the vote when establishing the frequency of future advisory votes on the Say on Pay Proposal.

The Board of Directors Unanimously Recommends that Shareholders Vote for the

Non-Binding Advisory Vote on the Say on Pay Proposal to be Held “Every Three Years.”

PROPOSAL NO. 4 —APPROVAL OF AN AMENDMENT TO THE BBX CAPITAL CORPORATION

AMENDED AND RESTATED 2014 INCENTIVE PLAN

General Information; Description of Proposed Amendment; Reasons for the Amendment

The BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as previously amended (the “Incentive Plan”) allows for the issuance of restricted stock awards of the Company’s Class A Common Stock and Class B Common Stock (which are sometimes collectively referred to herein as “Common Stock”), the grant of options to purchase shares of the Company’s Class A Common Stock and Class B Common Stock, and the grant of performance-based cash awards.

The Company’s Board of Directors believes that the ability to grant equity-based incentive compensation awards is an important component of its compensation program and enhances the relationship between employee performance and the creation of shareholder value. The Incentive Plan currently limits the total number of shares of the Company’s Common Stock available for grant under the Incentive Plan to 11,500,000 shares, consisting of 800,000 shares of Class A Common Stock and 10,700,000 shares of Class B Common Stock. All of the shares of Class B Common Stock authorized for issuance pursuant to awards granted under the Incentive Plan have been granted as of the date of this Proxy Statement and only 317,776 shares of Class A Common Stock remain available for issuance pursuant to options and restricted stock awards which may be granted under the Incentive Plan. The Board of Directors and Compensation Committee expect at this time to only grant awards of Class A Common Stock under the Incentive Plan in the future and have determined that the current number of shares available for grant under the Incentive Plan does not afford the flexibility needed to provide sufficient equity-based incentive compensation. Accordingly, the Board of Directors and Compensation Committee have approved, and are asking the shareholders to approve, an amendment to the Incentive Plan which would increase the number of shares of the Company’s Class A Common Stock available for grant under the Incentive Plan from 800,000 shares to 3,300,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Incentive Plan from 11,500,000 shares to 14,000,000 shares.

Summary of the Incentive Plan, as Proposed to be Amended

Set forth below is a summary of the Incentive Plan, as proposed to be amended. The following summary is qualified in its entirety by reference to the full text of the Incentive Plan, as proposed to be amended, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Other than as described above, the terms and conditions of the Incentive Plan, which were previously approved by the Company’s shareholders, will not be impacted by the currently proposed amendment.

Purpose of the Plan. The purpose of the Incentive Plan is to attract, retain and motivate officers and other employees of the Company or its subsidiaries or other affiliates, as well as directors and other individuals who perform services for the Company or its subsidiaries or other affiliates, to compensate them for their services, to encourage ownership by them of stock of the Company, to align their interests with those of the Company’s shareholders in the creation of long-term value, and to promote the success and profitability of the Company’s business.

Effective Date; Term. The Incentive Plan became effective upon approval by the Company’s shareholders at the Company’s 2014 Annual Meeting held on June 12, 2014. No awards may be granted after June 12, 2024.

Awards. The Company is permitted to grant stock options to purchase, and restricted stock awards of, shares of the Company’s Class A Common Stock and Class B Common Stock to eligible individuals under the Incentive Plan. The Company may also grant performance-based cash awards under the Incentive Plan.

Stock Available under the Incentive Plan. As described above, the Incentive Plan currently limits the total number of shares of the Company’s Common Stock available for grant under the Incentive Plan to 11,500,000 shares, consisting of 800,000 shares of Class A Common Stock and 10,700,000 shares of Class B Common Stock. If the proposed amendment to the Incentive Plan is approved by the Company’s shareholders, the number of shares of Class A Common Stock that will be authorized and available for issuance pursuant to stock options and restricted stock awards granted under the Incentive Plan will increase to 3,300,000 shares (an increase of 2,500,000 shares from the currently authorized Class A Common Stock share amount of 800,000 shares), resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Incentive Plan from 11,500,000 shares to 14,000,000 shares. The maximum authorized share amounts under the Incentive Plan are subject to adjustment in the event of any change in the Company’s Class A Common Stock or Class B Common Stock, as the case may be, including, without limitation, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, reverse stock split, split-up, spin-off, combination or exchange of shares. Any shares subject to stock awards or option grants under the Incentive Plan which expire or are terminated, forfeited or cancelled without having been exercised or vested in full, will again be available for grant under the plan.

Administration. The Incentive Plan is required to be administered by an administrative committee consisting of not less than two members of the Board of Directors. The Compensation Committee currently serves, and is expected to continue to serve, as the administrative committee for the Incentive Plan. The administrative committee has broad discretionary powers. Subject to the terms of the Incentive Plan, including those described in further detail below, the administrative committee has discretionary authority to, among other things: (i) determine the individuals to whom, and the time or times at which, awards will be granted; (ii) determine the terms and provisions of each award granted, including, without limitation, the class and number of shares of stock underlying each option and restricted stock award and the vesting schedule applicable to each option and restricted stock award; (iii) modify or amend each option or restricted stock award, including, without limitation, accelerate or defer the exercise or vesting date of any option or the vesting date of any restricted stock award (in each case with the consent of the holder thereof if the modification or amendment would adversely affect the holder’s right with respect to the option or restricted stock award); (iv) re-price previously granted options and/or substitute new options or restricted stock awards for previously granted options or restricted stock awards, as the case may be, which previously granted options or restricted stock awards may contain less favorable terms, including, in the case of options, higher exercise prices; and (v) interpret the Incentive Plan and make all other determinations deemed necessary or advisable for the administration thereof.

Eligibility. The administrative committee has the authority to select the people who will receive awards under the Incentive Plan. Any employee or director of the Company or of any subsidiary, parent (if one shall exist) or other affiliate of the Company, and any independent contractor or agent of the Company or any subsidiary, parent (if one shall exist) or affiliate of the Company, may be selected by the administrative committee to receive awards under the Incentive Plan.

There are approximately 7,318 individuals, including 11 non-employee directors of the Company and 7,307 employees of the Company or its subsidiaries or affiliates, who are eligible under the terms of the Incentive Plan to be selected to receive awards under the Incentive Plan.

Annual Limits. The Incentive Plan limits the number of shares underlying stock options and restricted stock awards that may be granted to an individual participant in any calendar year to 1,500,000 shares. The maximum amount of performance-based cash awards that may be paid to any individual in any calendar year is $12,000,000.

Stock-Based Awards. The Incentive Plan permits the Company to grant stock options (both incentive stock options and non-qualified stock options) and restricted stock awards. Shares of both the Company’s Class A Common Stock and Class B Common Stock are available for issuance pursuant to options and restricted stock awards granted under the Incentive Plan.

Stock Options. The administrative committee establishes the terms and conditions of the stock options granted under the Incentive Plan. The administrative committee may not grant a stock option with a term of greater than 10 years or with a purchase price that is less than the fair market value of a share of the applicable class of stock on the date of grant.

Both incentive stock options that qualify for special federal income tax treatment and non-qualified stock options that do not qualify for special federal income tax treatment may be granted under the Incentive Plan. Incentive stock options are subject to certain additional restrictions under the Internal Revenue Code of 1986, as amended (the “Code”), and the Incentive Plan. The total number of shares of the Company’s Class A Common Stock and Class B Common Stock authorized for grant under the Incentive Plan as incentive stock options may not exceed the maximum number of shares of such stock authorized for grant under the Incentive Plan, as described under “Stock Available Under the Incentive Plan” above.

Unless otherwise designated by the administrative committee, options granted are exercisable for a period of ten years after the date of grant, but are subject to earlier termination under certain circumstances, including upon, or after the expiration of a specified period following, such time as the individual’s employment with the Company, or any subsidiary, parent (if one shall exist) or, in certain cases, other affiliate of the Company, is deemed to be terminated under the terms of the Incentive Plan. Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash and/or shares of the Company’s stock, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, to charitable organizations or upon the death of the option holder.

Restricted Stock Awards. At the time of grant of restricted stock awards granted under the Incentive Plan, the administrative committee establishes the terms of the restricted stock award, including, without limitation, whether the award is a performance-based restricted stock award, the class and number of shares of stock subject to the award and the vesting schedule applicable to the award.

Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee will hold the underlying shares and any dividends or distributions accumulating on such shares. However, the award recipient will have the right to direct the voting of the shares underlying the restricted stock award unless the administrative committee determines otherwise.

All restricted stock awards are subject to a vesting schedule specified by the administrative committee at the time the award is granted. If the administrative committee does not specify a vesting schedule, the award will vest in full on the first anniversary of the grant date unless earlier terminated in accordance with the terms of the Incentive Plan or the award agreement evidencing the restricted stock award, including upon, or under certain circumstances following the expiration of a period after, such time as the award recipient’s services on behalf of the Company, or any subsidiary, parent (if one shall exist) or other affiliate of the Company, is deemed to have ceased under the terms of the Incentive Plan.

Performance-Based Awards. At the time of grant of a restricted stock award, the administrative committee may designate the restricted stock award as a performance-based restricted stock award. The Company is also permitted to grant performance-based cash awards under the Incentive Plan. If a performance-based award is granted, the administrative committee will establish (in addition to or in lieu of service-based vesting requirements in the case of restricted stock awards) one or more performance goals which must be attained as a condition of the vesting and/or retention of the shares or payment of the cash award, as the case may be. The performance goal(s) may be based on one or more of the following:

●	earnings per share;

●	total or net revenue;

●	revenue growth;

●	operating income;

●	net operating income after tax;

●	pre-tax or after-tax income;

●	cash flow;

●	cash flow per share;

●	net income;

●	EBIT;

●	EBITDA;

●	adjusted EBITDA;

●	profit growth;

●	return on equity;

●	return on assets;

●	return on capital employed;

●	economic value added (or an equivalent metric);

●	core earnings;

●	book value;

●	share price performance or other measures of equity valuation;

●	other earnings criteria or profit-related return ratios;

●	total shareholder return;

●	market share;

●	expense levels;

●	working capital levels;

●	strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures; or

●	except in the case of a “covered employee” under Section 162(m) of the Code, any other performance criteria established by the administrative committee.

Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or the results of a business segment or individual business unit and may, in the discretion of the administrative committee, include or exclude certain items, including the operations or results of a business segment or individual business unit and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal or external targets, the past performance of the Company (or individual business segments or units) and/or the past or current performance of other companies. Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

Attainment of the performance goals is measured over a performance measurement period specified by the administrative committee when the award is made. The administrative committee determines in its discretion whether the award recipient has attained the performance goals. If the administrative committee determines that the award recipient attained the performance goals, the administrative committee certifies that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant award will be forfeited or not paid. If the performance goals (and any service-based vesting schedule in the case of restricted stock awards) are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient) or paid, as the case may be. Subject to applicable tax law, the administrative committee may, in its discretion based on such objective or subjective factors as it may consider, adjust the amount of the payment of a performance-based award.

Mergers and Reorganizations. The number of shares available under the Incentive Plan and the number of shares subject to stock options and restricted stock awards granted under the Incentive Plan may be adjusted to reflect any merger, consolidation or other business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, any outstanding options, at the discretion of the administrative committee or the Board of Directors, may be canceled and payment made to the option holder in an amount equal to the value of the canceled options or modified to provide for alternative, nearly equivalent securities. Any outstanding restricted stock award will be adjusted by allocating to the award recipient any money, stock, securities or other property received on account of outstanding shares by the other holders of record of the applicable class of stock, and such money, stock, securities or other property shall be subject to the same terms and conditions as the restricted stock award on account of which it has been issued, exchanged or paid.

Termination or Amendment. The Board of Directors or the administrative committee has the authority to at any time and from time to time terminate, modify, suspend or amend the Incentive Plan, in whole or in part, provided, however, that no such termination, modification, suspension or amendment will be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule. In addition, no termination, modification, suspension or amendment of the Incentive Plan will, without the consent of an award recipient, adversely affect such award recipient’s rights under any previously granted and then-outstanding award.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of awards granted under the Incentive Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The Incentive Plan is not a qualified plan under Section 401(a) of the Code.

Stock Options. Incentive stock options do not create federal income tax consequences when they are granted. If incentive stock options are exercised during the term of the option holder’s employment or within three months thereafter (or within one year thereafter in the case of termination due to death or disability), the exercise does not create federal ordinary income tax consequences, although Alternative Minimum Tax may apply. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the exercise price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, the difference between the fair market value of the shares on date of exercise and the exercise price will be taxed as ordinary income, and any difference between the sales price and the fair market value of the shares on the date of exercise will be taxed at capital gains rates.

Incentive stock options that are exercised more than three months after the termination of the option holder’s employment (or more than one year after termination of the option holder’s employment due to death or disability) are treated as non-qualified stock options. Non-qualified stock options do not create federal income tax consequences when they are granted. When non-qualified stock options are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the exercise price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a non-qualified stock option is exercised, the Company is allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income, subject to certain restrictions and limits set forth in the Code. When an incentive stock option is exercised, the Company is not allowed to claim a deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. In such case, the amount of the deduction is equal to the ordinary income recognized by the option holder upon exercise.

Restricted Stock Awards. A participant who is awarded a restricted stock award will not be taxed at the time of award unless the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the Company’s Common Stock comprising the restricted stock award, the participant will be taxed at ordinary income tax rates on the then fair market value of the Company’s Common Stock and a corresponding deduction will be allowable to the Company (subject to the satisfaction of certain conditions in the case of restricted stock awards granted to “covered employees” under Section 162(m) of the Code). In such case, the participant’s basis in the Company’s Common Stock will be equal to the ordinary income so recognized plus the purchase price, if any, paid to acquire the shares. Upon subsequent disposition of such shares of the Company’s Common Stock, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

Pursuant to Section 83(b) of the Code, the participant may elect within 30 days of receipt of a restricted stock award that is not a performance-based restricted stock award to be taxed at ordinary income tax rates on the fair market value of the Company’s Common Stock comprising such restricted stock award at the time of award (determined without regard to any restrictions which may lapse). In that case, the participant will acquire a basis in such shares of the Company’s Common Stock equal to the ordinary income recognized by the participant at the time of award plus the purchase price, if any, paid to acquire the shares. No tax will be payable upon lapse or release of the restrictions or at the time the Company’s Common Stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of the Company’s Common Stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

Performance-Based Awards. A participant who receives a performance-based restricted stock award will be taxed at ordinary income tax rates on the then fair market value of the shares of the Company’s Common Stock distributed at the time of settlement of the award. The participant’s basis in the shares of the Company’s Common Stock will be equal to the amount taxed as ordinary income and, on subsequent disposition, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). A participant who receives a performance-based cash award will be taxed at ordinary income tax rates on the cash amount at the time of payment of the award. A corresponding deduction will be allowable to the Company at the time of settlement or payment of the award, as the case may be (subject to the satisfaction of certain conditions in the case of performance-based awards granted to “covered employees” under Section 162(m) of the Code).

Section 162(m) Deduction Limits. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to its “covered employees.” Prior to the enactment of the Tax Act, which is effective for 2018, a company’s covered employees consisted of each individual who served as chief executive officer and each of the next three most highly compensated officers for the taxable year (other than the chief financial officer). Pursuant to the Tax Act, beginning in 2018, a company’s “covered employees” will include any person who served as the company’s chief executive officer or chief financial officer during the year, each of the next three most highly compensated officers for the year, and any individual who was considered a “covered employee” for any previous year. In addition, prior to the enactment of the Tax Act, “performance-based compensation” was exempt from the deduction limit under Section 162(m) of the Code if certain requirements were met. The Tax Act eliminated the “performance-based compensation” exception, subject to certain transition relief for compensation that is payable pursuant to a written binding contract that was in effect as of November 2, 2017. While the Company previously designed its Incentive Plan so that performance-based restricted stock awards and cash awards granted under the plan would, if applicable requirements were met, constitute qualified “performance-based compensation” exempt from the deduction limit under Section 162(m) of the Code, based on current tax law, including the changes to Section 162(m) of the Code resulting from the Tax Act, compensation payable under the Incentive Plan will not be exempt from the deduction limit under Section 162(m) of the Code.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards granted under the Incentive Plan. State and local tax consequences may also be significant.

New Plan Benefits

Grants of awards under the Incentive Plan are at the discretion of the Compensation Committee. The Compensation Committee has not yet determined to whom and in what amount any future awards will be made.

Shareholder Vote Required for Approval

Approval of the proposed amendment to the Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal, with holders of the Company’s Class A Common Stock and Class B Common Stock voting together as a single class, and all holders of the Company’s Class A Common Stock outstanding as of the close of business on the Record Date being entitled to one vote per share and having in the aggregate 22% of the general voting power, and all holders of the Company’s Class B Common Stock outstanding as of the close of business on the Record Date being entitled to 14.34 votes per share and having in the aggregate the remaining 78% of the general voting power. Abstentions will effectively count as votes against the proposed amendment to the Incentive Plan.

The Board of Directors Unanimously Recommends that Shareholders Vote “For” the Approval of the

Proposed Amendment to the Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2018, information regarding awards previously granted and outstanding, and securities authorized for future issuance, under the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants or Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options, Warrants and Rights)(1)
Equity compensation plans approved by security holders	—	$—	2,241,751

Equity compensation plans not approved by security holders	—	—	—

Total	—	$—	2,241,751

(1)	In January 2019, the Company’s Compensation Committee granted 1,923,975 restricted shares of the Company’s Class B Common Stock to the Company’s executive officers under the Incentive Plan, which reduced the number of securities remaining available for future issuance under equity compensation plans to 317,776 shares.

DIRECTOR COMPENSATION

The Company’s Compensation Committee recommends director compensation to the full Board of Directors based on factors it considers appropriate and based on the recommendations of management. Each director of the Company who is not also an employee of the Company, BCC or Bluegreen (each, a “non-employee director”) currently receives an annual cash retainer of $100,000 for his service on the Company’s Board of Directors. In addition to compensation for their service on the Board of Directors, the Company pays compensation to its non-employee directors for their service on the Board’s committees. The Chairman of the Audit Committee receives an annual cash retainer of $20,000. All other members of the Audit Committee receive annual cash retainers of $16,000. The Chairman of the Compensation Committee and the Chairman of the Nominating/Corporate Governance Committee each receive an annual cash retainer of $3,500. Other than the Chairman, members of the Compensation Committee and the Nominating/Corporate Governance Committee do not currently receive additional compensation for their service on those committees.

Director Compensation Table-2018

The following table sets forth certain information regarding the compensation paid to each individual who served as a non-employee director of the Company during the year ended December 31, 2018 in consideration for his service on the Board and its committees during the year.

Director	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Norman H. Becker (3)	$116,000	—	—	—	—	—	$116,000
Andrew R. Cagnetta (5)	41,665						41,665
Steven M. Coldren	119,500	—	—	—	—	—	119,500
Darwin Dornbush	100,000	—	—	—	—	—	100,000
Willis N. Holcombe (2)	100,000	—	—	—	—	—	100,000
Oscar Holzmann	116,000	—	—	—	—	—	116,000
Alan J. Levy (4)	33,332	—	—	—	—	—	33,332
Joel Levy	120,000	—	—	—	—	—	120,000
William R. Nicholson	116,000	—	—	—	—	—	116,000
Anthony P. Segreto	100,000	—	—	—	—	—	100,000
Neil Sterling	103,500	—	—	—	—	—	103,500
Charlie C. Winningham II (2)	100,000	—	—	—	—	—	100,000

(1)	As of December 31, 2018, none of the Company’s non-employee directors held any shares of restricted stock of the Company.

(2)	As of December 31, 2018, none of the Company’s non-employee directors held any options to purchase shares of the Company’s Class A Common Stock or Class B Common Stock. During 2018, Mr. Holcombe and Mr. Winningham each exercised options to purchase 13,673 shares of the Company’s Class A Common Stock.

(3)	Mr. Becker is also a non-employee director of Bluegreen and received $85,000 of cash fees from Bluegreen for his service on its Board of Directors and committees during 2018.

(4)	Effective April 4, 2018, Mr. Alan Levy resigned from the Board of Directors of the Company.

(5)	Mr. Cagnetta was appointed to the Company’s Board of Directors, effective August 1, 2018.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. The Audit Committee receives reports from, and meets with the Company’s internal audit group, management and independent auditor. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2018 (“Grant Thornton”). The Audit Committee discussed with the Company’s internal auditors and Grant Thornton the overall scope and plans for their respective audits and met with the internal auditors and Grant Thornton, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2018 with management and Grant Thornton prior to the filing with the SEC of the Company’s Annual Report on Form 10-K for such year.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with Grant Thornton the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton its independence from the Company. When considering Grant Thornton’s independence, the Audit Committee considered whether Grant Thornton’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining Grant Thornton’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for such year.

Submitted by the Members of the Audit Committee:

Joel Levy, Chairman
Norman H. Becker
Steven M. Coldren
Oscar Holzmann
William Nicholson

Fees to Independent Registered public Accounting Firm

for THE YEARS ENDED dECEMBER 31, 2018 and 2017

Grant Thornton served as the independent registered public accounting firm for the Company and Bluegreen for 2018 and 2017. The following table presents fees for professional services rendered by Grant Thornton for the audit of each company’s annual financial statements for 2018 and 2017. The table also presents fees billed for audit-related services, tax services and all other services rendered by Grant Thornton to the Company and Bluegreen for 2018 and 2017.

	2018	2017
	(in thousands)
BBX Capital Corporation
Audit fees (1)	$1,296	$1,374
Audit - related fees (2)	159	331
All other fees	—	—
Bluegreen
Audit fees (1)	$1,088	$1,145
Audit - related fees (3)	197	277
All other fees	—	—
Total audit, audit related and other fees	$2,740	$3,127

(1)	Includes fees for services related to each company’s respective annual financial statement audits, annual audits of effectiveness of internal control over financial reporting, the review of quarterly financial statements, fees associated with registration statement consents and, for 2017, fees related to the Registration Statement on Form S-1 filed by Bluegreen in connection with Bluegreen’s initial public offering.

(2)	Includes primarily fees for due diligence in connection with proposed or consummated acquisitions.

(3)	Includes fees for services related to the financial statement audit of one of Bluegreen’s subsidiaries and agreed upon procedures related to loan securitizations.

All audit-related services set forth above were pre-approved by the respective company’s Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.

Under its charter, the Company’s Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2019, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, this table includes information regarding the shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors and (iii) the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of April 1, 2019. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s Class A Common Stock or Class B Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after April 1, 2019. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Name of Beneficial Owner	Notes	Class A Common Stock Ownership	Class B Common Stock Ownership	Percent of Class A Common Stock	Percent of Class B Common Stock
Levan BFC Stock Partners LP	(1,2,3,6)	—	1,684,571	2.1%	8.7%
Levan Partners LLC	(1,2,3,6)	3,527,374	707,882	5.4%	3.7%
Alan B. Levan	(1,2,3,4,5,6,7)	7,590,054	18,448,111	23.4%	95.2%
John E. Abdo	(1,2,3,5)	4,248,578	7,752,390	12.1%	40.0%
Seth M. Wise	(1,2,7,8)	689,597	1,778,581	2.4%	9.2%
Jarett S. Levan	(1,2,6,7)	659,351	1,815,823	3.9%	18.5%
Raymond S. Lopez	(1,2)	13,577	131,845	*	*
Norman H. Becker	(2)	6,020	—	*	0.0%
Andrew Cagnetta	(2)	5,000	—	*	0.0%
Steven M. Coldren	(2)	9,463	—	*	0.0%
Darwin Dornbush	(2)	82,487	—	*	0.0%
Willis N. Holcombe	(2)	13,873	—	*	0.0%
Oscar Holzmann	(1,2)	13,700	20,290	*	*
Joel Levy	(2)	61,558	—	*	0.0%
William Nicholson	(2)	60,173	—	*	0.0%
Anthony P. Segreto	(2)	—	—	0.0%	0.0%
Neil Sterling	(2)	—	—	0.0%	0.0%
Charlie C. Winningham II	(2)	2,700	—	*	0.0%
Dr. Herbert A. Wertheim	(1,9)	3,968,157	416,448	5.6%	2.1%
All directors and executive officers of the Company as a group (17 persons)	(1,2,3,4,5,6,7,8)	13,456,131	18,600,246	29.8%	96.0%

*	Less than one percent of class.

(1)	Unrestricted shares of the Company’s Class B Common Stock are convertible on a share-for-share basis into shares of the Company’s Class A Common Stock at any time at the beneficial owner’s discretion. The number of shares of Class B Common Stock held by each beneficial owner and convertible within 60 days after April 1, 2019 into shares of Class A Common Stock is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Common Stock held by each beneficial owner. The Class B share holdings of Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, Mr. Wise and Mr. Lopez include 1,556,616 shares, 1,765,454 shares, 564,722 shares, 564,722 shares and 92,682 shares, respectively, which are restricted shares that cannot be converted into shares of Class A Common Stock within 60 days but over which the applicable individual has voting power.

(2)	Mailing address is 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

(3)	The Company may be deemed to be controlled by Messrs. Alan Levan and Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 77.6% of the total voting power of the Company’s Common Stock.

(4)	Mr. Alan Levan’s beneficial holdings include the 3,527,374 shares of Class A Common Stock and 707,882 shares of Class B Common Stock owned by Levan Partners LLC and the 1,684,571 shares of Class B Common Stock owned by Levan BFC Stock Partners LP. Mr. Alan Levan’s beneficial holdings also include 1,270,294 shares of Class A Common Stock and 133,314 shares of Class B Common Stock owned directly by Florida Partners Corporation, 11,440 shares of Class A Common Stock and 1,200 shares of Class B Common Stock held of record by his wife, 36,711 shares of Class A Common Stock held through trusts for the benefit of his children and 393,499 of Class A Common Stock held by the Susie and Alan B. Levan Family Foundation. In addition, Mr. Alan Levan’s beneficial holdings of Class B Common Stock include the shares of Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise, as described below.

(5)	Mr. Alan Levan and Mr. Abdo are parties to an agreement pursuant to which Mr. Abdo has granted to Mr. Alan Levan a proxy to vote the shares of Class B Common Stock that Mr. Abdo beneficially owns. As a result, the shares of Class B Common Stock beneficially owned by Mr. Abdo are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Abdo has also agreed not to sell any of his shares of Class B Common Stock without first converting those shares into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Abdo have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company. The agreement also provides for Mr. Jarett Levan to succeed to Mr. Alan Levan’s rights under the agreement in the event of Mr. Alan Levan’s death or disability.

(6)	Mr. Alan Levan and Mr. Jarett Levan are parties to an agreement pursuant to which Mr. Jarett Levan has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan votes his shares of Class B Common Stock. As a result, the shares of Class B Common Stock beneficially owned by Mr. Jarett Levan are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Jarett Levan has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of Class B Common Stock into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Jarett Levan have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(7)	Mr. Jarett Levan and Mr. Wise are parties to an agreement pursuant to which Mr. Wise has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Jarett Levan’s shares of Class B Common Stock are voted. As a result of this agreement and the above-described agreement between Mr. Alan Levan and Mr. Jarett Levan, the shares of Class B Common Stock beneficially owned by Mr. Wise are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Wise has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock or convert such shares of Class B Common Stock into shares of Class A Common Stock, in each case, without first offering Mr. Jarett Levan the right to purchase such shares. Pursuant to the agreement, Mr. Jarett Levan and Mr. Wise have also agreed to vote, or cause to be voted, their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(8)	Mr. Wise’s holdings of Class A Common Stock include 247 shares held in his spouse’s IRA which he may be deemed to beneficially own.

(9)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicated that Dr. Wertheim had no intention to directly or indirectly manage or control the Company. Dr. Wertheim’s mailing address, as reported by him, is 191 Leucadendra Drive, Coral Gables, Florida 33156.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those described in this Proxy Statement which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON MAY 14, 2019

This Proxy Statement and the Company’s Annual Report to Shareholders for the year ended December 31, 2018 are available at http://bbxcapital.qesreports.com/BBX

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously described, Grant Thornton served as the Company’s independent registered public accounting firm for 2018 and 2017. A representative of Grant Thornton is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or AST, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service. You can also contact AST’s Customer Service department at (800) 937-5449.

Advance Notice Procedures. Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2020 Annual Meeting of Shareholders, the Company must receive written notice of proposed business from a shareholder (i) between January 15, 2020 and February 14, 2020 or (ii) if the Company’s 2020 Annual Meeting of Shareholders is held more than 30 days before or after May 14, 2020, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement relating to the 2020 Annual Meeting of Shareholders.

Shareholder Proposals for the 2020 Annual Meeting of Shareholders.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2020 Annual Meeting of Shareholders may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by December 17, 2019.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman and Chief Executive Officer

April 15, 2019

Appendix A

BBX CAPITAL CORPORATION

AMENDED AND RESTATED

2014 INCENTIVE PLAN

(As Previously Amended and Proposed to be Amended)

1.                PURPOSES. The purpose of this BBX Capital Corporation 2014 Incentive Plan (this “Plan”) is to attract, retain and motivate officers and other employees of BBX Capital Corporation, a Florida corporation (the “Company”), or its Subsidiaries or Affiliates (as hereinafter defined), as well as directors and other individuals who perform services for the Company or its Subsidiaries or Affiliates, to compensate them for their services, to encourage ownership by them of stock of the Company, to align their interests with those of shareholders in the creation of long-term value, and to promote the success and profitability of the Company’s business.

2.                DEFINITIONS. As used herein, the following definitions shall apply:

2.1             “Affiliate” shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

2.2              “Award Notice” shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

2.3              “Award Recipient” shall mean the recipient of a Restricted Stock Award or Performance-Based Cash Award.

2.4              “Beneficiary” shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient’s death.

2.5              “Board of Directors” shall mean the Board of Directors of the Company.

2.6              “Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company.

2.7              “Class B Common Stock” shall mean the Class B common stock, par value $0.01 per share, of the Company.

2.8              “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.9              “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of this Plan.

2.10          “Common Stock” shall mean, collectively, the Class A Common Stock and Class B Common Stock.

2.11          “Company” shall mean BBX Capital Corporation, a Florida corporation, and its successors and assigns.

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2.12         “Continuous Status as an Employee” shall mean, subject to the following sentence, the absence of any interruption or termination of service as an Employee. Notwithstanding the foregoing, “Continuous Status as an Employee” with respect to a particular individual shall not be considered (i) interrupted in the case of such individual’s absence due to sick leave, military leave, or any other leave of absence approved by the Board of Directors or the Committee or (ii) terminated or interrupted if such individual (A) is hired or re-hired as an Employee of the Company or any Parent, Subsidiary or Affiliate of the Company within a period of three (3) months following the termination of his or her employment or (B) continues to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company notwithstanding the termination of his or her employment, or is appointed or re-appointed to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company within a period of three (3) months following the termination of his or her employment. If an individual remains in “Continuous Status as an Employee” solely by reason of satisfaction of any of the events specified in clause (ii) of the preceding sentence, any time-based vesting criteria with respect to an Option previously granted to the individual shall be tolled for the period of time during which he or she was not an Employee or director of the Company or any Parent, Subsidiary or Affiliate of the Company.

2.13          “Covered Employee” shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of Section 162(m) of the Code).

2.14          “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

2.15          “Employee” shall mean any person, including officers, employed by the Company or any Parent, Subsidiary or Affiliate of the Company.

2.16          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17          “Fair Market Value” shall be determined by the Committee in its discretion; provided, however, that so long as (i) the Class A Common Stock or Class B Common Stock, as the case may be, is listed or admitted for trading on any United States national securities exchange, (ii) transactions in the Class A Common Stock or Class B Common Stock, as the case may be, are reported on a consolidated transaction reporting system, or (iii) the Class A Common Stock or Class B Common Stock, as the case may be, is quoted on any system of automated dissemination of quotations of securities prices in common use, the fair market value per Share of the Class A Common Stock or Class B Common Stock shall be the closing price of the Class A Common Stock or Class B Common Stock, as the case may be, on such exchange or reporting system or as quoted on such system of automated dissemination of quotations of securities, as the case may be, on the relevant date.

2.18          “Incentive Stock Option” shall mean an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2.19          “Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option, or an Option that at the time of grant, or subsequent thereto, fails to satisfy the requirements of Section 422 of the Code.

2.20          “Option” shall mean a stock option granted pursuant to this Plan.

2.21          “Optioned Stock” shall mean the Common Stock subject to an Option.

2.22          “Optionee” shall mean the recipient of an Option.

2.23          “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.24          “Performance-Based Cash Award” means an award that is paid in the form of cash based on the attainment of Performance Goals as described in Section 9.

2.25          “Performance-Based Cash Award Formula” means the formula that determines the amount payable to a Participant under a Performance-Based Cash Award.

2.26          “Performance-Based Restricted Stock Award” shall mean a Restricted Stock Award to which Section 8.3 is applicable.

2.27          “Performance Goal” shall mean, with respect to any Performance-Based Restricted Stock Award, a goal the attainment of which is a condition to the vesting and/or retention of the Performance-Based Restricted Stock Award and, with respect to any Performance-Based Cash Award, a goal the attainment of which is a condition to payment and/or the determination of the amount payable.

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2.28          “Performance Measurement Period” shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

2.29         “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

2.30          “Restricted Stock Award” shall mean an award of restricted Shares pursuant to Section 8.

2.31          “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

2.32          “Service” shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent, Subsidiary or Affiliate of the Company; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent, Subsidiary or Affiliate of the Company, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent, Subsidiary or Affiliate of the Company; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent, Subsidiary or Affiliate of the Company. Notwithstanding the foregoing, an individual’s “Service” shall not be considered terminated if, within three (3) following the termination of his or service in any capacity described in the preceding sentence or performance of a contractual non-compete agreement described in the preceding sentence, such individual is hired or re-hired as an Employee of the Company or any Parent, Subsidiary or Affiliate of the Company or is appointed or re-appointed to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company. If an individual’s “Service” is deemed to continue solely by reason of satisfaction of any of the events specified in the preceding sentence, any time-based vesting criteria with respect to a Restricted Stock Award previously granted to the individual shall be tolled for the period of time during which he or she did not satisfy the “Service” requirements set forth in the first sentence of this paragraph.

2.33          “Share” shall mean a share of Common Stock, as adjusted in accordance with Section 10.

2.34          “Stock Option Agreement” shall mean the written Option agreements described in Section 15.

2.35          “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.36          “Transferee” shall have the meaning set forth in Section 7.4.

3.                STOCK. Subject to the provisions of Section 10, the maximum aggregate number of shares which may be issued for Restricted Stock Awards and upon the exercise of Options under this Plan is Fourteen Million (14,000,000) shares of Common Stock, consisting of a maximum of Three Million Three Hundred Thousand (3,300,000) shares of Class A Common Stock and a maximum of Ten Million Seven Hundred Thousand (10,700,000) shares of Class B Common Stock. The number of shares of Common Stock, Class A Common Stock and Class B Common Stock authorized for grant under this Plan as Incentive Stock Options shall be subject to the same limitations as set forth in the preceding sentence. If an Option or Restricted Stock Award should expire or become un-exercisable for any reason without having been exercised or vested in full, the un-purchased Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for further grant under this Plan.

Notwithstanding any provision in this Plan to the contrary, but subject to Section 9.3(e) and Section 10, the maximum aggregate number of shares of Common Stock with respect to one or more Options or Restricted Stock Awards that may be granted to any one person during any calendar year shall be One Million Five Hundred Thousand (1,500,000) shares (the “Annual Share Limit”). If an Option or Restricted Stock Award should expire, become un-exercisable for any reason without having been exercised in full, or be cancelled for any reason during the calendar year in which it was granted, the number of shares covered by such Option or Restricted Stock Award shall nevertheless be treated as Options or Restricted Stock Awards, as the case may be, granted for purposes of the limitation in the preceding sentence.

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4.                ADMINISTRATION.

4.1              Procedure. This Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Board of Directors. The Committee shall consist of not less than two (2) members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall the Committee consist of less than two (2) members of the Board of Directors. If the Committee does not exist, or for any other reason determined by the Board of Directors and permitted pursuant to the terms hereof, the Board of Directors may take any action and exercise any power, privilege or discretion under this Plan that would otherwise be the responsibility of the Committee.

4.2              Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, to grant Nonqualified Stock Options, to grant Restricted Stock Awards, and to grant Performance-Based Cash Awards; (ii) if applicable, to determine, upon review of relevant information, the Fair Market Value of the Class A Common Stock or Class B Common Stock, as the case may be; (iii) to determine the persons to whom, and the time or times at which, Options, Restricted Stock Awards and Performance-Based Cash Awards shall be granted; (iv) to determine the terms and provisions of each Option, Restricted Stock Award and Performance-Based Cash Award granted (which need not be identical), including, without limitation, the class of Common Stock, and number of shares thereof, represented by each Restricted Stock Award, the class of Common Stock, and number of shares thereof, underlying each Option, the exercise price per share of each Option, the consideration, if any, for each Restricted Stock Award and the vesting schedule of each Option and Restricted Stock Award; (v) to interpret this Plan; (vi) to amend this Plan, if amendment by the Committee is permitted pursuant to the terms hereof; (vii) to modify or amend each Option or Restricted Stock Award, including to accelerate or defer the exercise or vesting date of any Option or the vesting date of any Restricted Stock Award (in each case with the consent of the holder thereof to the extent required); (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, Restricted Stock Award or Performance-Based Cash Award previously granted by the Committee; (ix) to re-price previously granted Options and/or substitute new Options or Restricted Stock Awards for previously granted Options or Restricted Stock Awards, as the case may be, which previously granted Options or Restricted Stock Awards contain less favorable terms, including, in the case of Options, higher exercise prices; and (x) to make all other determinations deemed necessary or advisable for the administration of this Plan.

4.3              Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Award Recipients or Transferees, if applicable.

5.                ELIGIBILITY. Incentive Stock Options may be granted only to employees, including officers, of the Company or any Parent or Subsidiary of the Company. Nonqualified Stock Options, Restricted Stock Awards and Performance-Based Cash Awards may be granted to Employees as well as directors of, and independent contractors and agents who are natural persons and perform services for, the Company or any Parent, Subsidiary or Affiliate of the Company (provided that Options and Restricted Stock Awards may not be granted under this Plan to an independent contractor or agent to the Company or a Parent, Subsidiary or Affiliate of the Company for services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for the Company’s securities). Any individual who has been granted an Option, Restricted Stock Award or Performance-Based Cash Award may, if he or she is otherwise eligible, be granted additional Options, Restricted Stock Awards and/or Performance-Based Cash Awards.

Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary of the Company) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

This Plan shall not constitute a contract of employment nor shall this Plan confer upon any Optionee or Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his or her right or the Company’s or any Parent, Subsidiary or Affiliate of the Company’s right to terminate his or her employment or provision of services at any time.

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6.                TERM OF PLAN. This Plan shall continue in effect until June 12, 2024, unless sooner terminated under Section 2.

7.                STOCK OPTIONS.

7.1             Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee’s Stock Option Agreement.

7.2             Exercise Price and Consideration.

(a)              Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

(i)               In the case of an Incentive Stock Option which is:

(A)              granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share of the applicable class of Common Stock on the date of grant; or

(B)              granted to an Employee not within (A), the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share of the applicable class of Common Stock on the date of grant.

(ii)             In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share of the applicable class of Common Stock on the date of grant.

(b)             Certain Corporate Transactions. In the event an Option is substituted for a stock option issued by another Person in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other Person, the exercise price per Share of such substituted Option shall (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an “incentive stock option”) be in such amount so as to preserve, on a per Share basis with respect to such substituted option, the same ratio of Fair Market Value per Share to exercise price per Share which existed immediately prior to such corporate transaction.

(c)              Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company’s capital stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company’s jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the “cashless exercise” of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee’s behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.

7.3             Exercise of Option.

(a)              Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Optionee, performance criteria with respect to the Company or any Parent or Subsidiary of the Company, or in the case of Nonqualified Stock Options, performance criteria with respect to any Affiliate of the Company, and as shall be permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7.2(c).

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(b)             Termination of Status as an Employee. If any individual ceases to be in Continuous Status as an Employee, such individual or his or her Transferee may, but only within three (3) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the date the individual ceases to be in Continuous Status as an Employee, exercise an Option previously granted and then-outstanding to the extent that the individual or his or her Transferee was entitled to exercise the Option as of the date of such termination of Continuous Status as an Employee and the Option did not otherwise expire prior to the exercise date. To the extent that the individual or his or her Transferee was not entitled to exercise the Option at the date of termination of Continuous Status as an Employee, or if the individual or any Transferee does not exercise such Option within the time specified herein, the Option shall terminate and no longer be exercisable. Notwithstanding the foregoing provisions of this Section 7.3(b), (i) if any individual ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such individual or his or her Transferee shall terminate immediately and automatically on the date of termination as an Employee unless otherwise determined by the Committee, and (ii) if an individual ceases to be in Continuous Status as an Employee solely due to a reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event, the Committee may, in its discretion, suspend the operation of this Section 7.3(b); provided that, in the case of this clause (ii) or if an Employee of the Company or any Parent or Subsidiary of the Company is re-assigned to an Affiliate of the Company, the individual shall execute an agreement, in form and substance satisfactory to the Committee, waiving such individual’s right to have his or her Options treated as Incentive Stock Options from and after a date determined by the Committee, which shall be no later than three (3) months after the cessation or re-assignment date, as the case may be, and such individual’s Options shall thereafter be treated as Nonqualified Stock Options for all purposes.

(c)              Disability of Optionee. Notwithstanding the provisions of Section 7.3(b) above, in the event an Employee is unable to continue his employment as a result of his or her Disability, such individual or his or her Transferee may, but only within three (3) months or such other period of time as is determined by the Committee not exceeding twelve (12) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) from the date of cessation of employment for Disability, exercise an Option previously granted and then-outstanding to the extent the individual or his or her Transferee was entitled to exercise the Option at the date of such cessation of employment for Disability and the Option did not otherwise expire prior to the exercise date. To the extent that the individual or his or her Transferee was not entitled to exercise the Option at the date of cessation of employment for Disability, or if the individual or his or her Transferee does not exercise such Option within the time specified herein, the Option shall terminate and no longer be exercisable.

(d)             Death of Optionee. In the event of the death of an Optionee:

(i)                 who is at the time of his or her death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) following the date of death or the earlier expiration of the Option in accordance with its terms, in each case by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise in effect as of the date of death or that would have accrued had the Optionee continued living one (1) month after the date of death; or

(ii)               within thirty (30) days or such other period of time as is determined by the Committee not exceeding three (3) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the termination of the Optionee’s Continuous Status as an Employee (other than due to a termination for cause, in which case clause (i) of Section 7.3(b) shall govern), the Option may be exercised, at any time within three (3) months following the date of death or the earlier expiration of the Option in accordance with its terms, in each case by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination the Optionee’s Continuous Status as an Employee.

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7.4             Transferability of Options. During an Optionee’s lifetime, an Option may be exercisable only by the Optionee and an Option granted under this Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (i) a family member of the Optionee; (ii) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than fifty percent (50%) beneficial interest; (iii) a foundation in which such persons collectively control the management of assets; (iv) any other legal entity in which such persons collectively own more than fifty percent (50%) of the voting interests; or (v) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a “Transferee”); provided, however, that in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Section 422 of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under this Plan or of any right or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

8.                RESTRICTED STOCK AWARDS.

8.1              In General.

(a)              Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with this Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

(i)                 the class of Common Stock, and number of Shares thereof, covered by the Restricted Stock Award;

(ii)               the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and non-assessable under applicable law);

(iii)             whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv)             the date of grant of the Restricted Stock Award; and

(v)               the vesting date for the Restricted Stock Award.

(b)             All Restricted Stock Awards shall be in the form of issued and outstanding Shares that, in the discretion of the Committee, shall be either:

(i)                 registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii)               registered in the name of the Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii)             registered in the name of and delivered to the Award Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The [Class A Common Stock / Class B Common Stock] evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BBX Capital Corporation and [Name of Award Recipient] dated [Date] made pursuant to the terms of the BBX Capital Corporation 2014 Incentive Plan, copies of which are on file at the executive offices of BBX Capital Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

and/or such other restrictive legend as the Committee, in its discretion, may specify.

(c)              Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

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8.2              Vesting Date.

(a)              The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee and specified in the Award Notice:

(i)                 if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture); and

(ii)               if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six (6) months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

8.3              Performance-Based Restricted Stock Awards.

(a)              If the Committee determines that a Restricted Stock Award shall be a Performance-Based Restricted Stock Award, at the time of grant of the award, the Committee shall establish one or more Performance Goals, the attainment of which shall be a condition to the vesting and/or retention of the related Shares. The Performance Goals shall be selected from among the following:

(i)                 earnings per share;

(ii)               total or net revenue;

(iii)             revenue growth;

(iv)             operating income;

(v)               net operating income after tax;

(vi)             pre-tax or after-tax income;

(vii)           cash flow;

(viii)         cash flow per share;

(ix)             net income;

(x)               EBIT;

(xi)             EBITDA;

(xii)           adjusted EBITDA;

(xiii)         profit growth;

(xiv)          return on equity;

(xv)            return on assets;

(xvi)          return on capital employed;

(xvii)        economic value added (or an equivalent metric);

(xviii)       core earnings;

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(xix)          book value;

(xx)           share price performance or other measures of equity valuation;

(xxi)          other earnings criteria or profit-related return ratios;

(xxii)         total shareholder return;

(xxiii)       market share;

(xxiv)       expense levels;

(xxv)         working capital levels;

(xxvi)       strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures;

(xxvii)     except in the case of a Covered Employee, any other performance criteria established by the Committee; or

(xxviii)   any combination of (i) through (xxvii) above.

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or the results of a business segment or individual business unit and may, in the discretion of the Committee, include or exclude certain items, including the operations or results of a business segment or individual business unit and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal or external targets, the past performance of the Company (or individual business segments or units) and/or the past or current performance of other companies. Performance Goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

(b)           At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i)                 if the Performance-Based Restricted Stock Award is granted during the first three months of the Company’s fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

(ii)               in all other cases, the period of four (4) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c)           Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

(d)           If the Performance Goals for a Performance-Based Restricted Stock Award have been determined and certified by the Committee to have been attained:

(i)                 if the relevant vesting date has occurred, the Committee shall cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient; and

(ii)               in all other cases, the Shares shall continue in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

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(e)              If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of this Plan, the Committee may, for any purpose of this Plan, adjust such Performance Goals and make payments accordingly under this Plan; provided, however, that any adjustments made in accordance with or for the purposes of this Section 8.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.

8.4             Dividend Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.

8.5             Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, the Award Recipient shall have the right to direct the voting of the Shares subject to the Restricted Stock Award.

8.6             Tender and Other Offers. Each Award Recipient shall have the right to respond, or to direct the response, with respect to the Shares related to his or her Restricted Stock Award, to any tender offer, exchange offer, rights offer or other offer made to the holders of Shares. To the extent applicable, such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered or the Award Recipient shall be deemed to not have participated in such exchange, rights or other offer, as the case may be.

8.7             Designation of Beneficiary. An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his or her death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient’s death shall be paid to the executor or administrator of the Award Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to the spouse or the descendants or blood relatives of such deceased person as the Committee may select.

8.8             Taxes. The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, or the person receiving the Shares pursuant to the Restricted Stock Award may otherwise satisfy the tax withholding requirement by surrendering, a sufficient number of shares of the Company’s capital stock to cover the amount required to be withheld.

9.                 PERFORMANCE-BASED CASH AWARDS.

9.1             In General. Performance-Based Cash Awards may be granted under this Plan as determined by the Committee from time to time, subject to the following terms and conditions:

(a)              Performance-Based Cash Awards Authorized. The Committee shall establish the terms of each Performance-Based Cash Award, including the cash amount payable pursuant thereto, the Performance-Based Cash Award Formula, the Performance Goal(s) and Performance Period. Performance-Based Cash Awards may be issued alone or in combination with Performance-Based Restricted Stock Awards.

(b)             Value of Performance-Based Cash Awards. The final value payable to the Participant in settlement of a Performance-Based Cash Award determined on the basis of the applicable Performance-Based Cash Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

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9.2             Establishment of Performance Period, Performance Goals and Performance-Based Cash Award Formula. In granting each Performance-Based Cash Award, the Committee shall establish in writing the applicable Performance Period, Performance-Based Cash Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance-Based Cash Award Formula the maximum value of the Performance-Based Cash Award payable to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance-Based Cash Award Formula applicable to each Performance-Based Cash Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance-Based Cash Award Formula shall not be changed during the Performance Period. The Performance Goals shall consist of one or more of the Performance Goals listed in Section 8.3(a). For all purposes of this Plan, including this Section 9 and Section 8 above, (a) Performance Goals shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the industries in which the Company and its Subsidiaries operate, (b) Performance Goals may be calculated with respect to the Company, its Parent, if any, and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee, and (c) Performance Goals may exclude the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals; provided, however, no such adjustment shall made be if the exercise of such authority by the Committee would constitute the exercise of “impermissible discretion,” within the meaning of Treas. Reg. Section 1.162-27(e)(2)(iii), or would otherwise cause Performance-Based Restricted Stock Awards or Performance-Based Cash Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder to fail to sp qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder. The Company shall notify each Participant granted a Performance-Based Cash Award of the terms of such Performance-Based Cash Award, including the Performance Period, Performance Goal(s) and Performance-Based Cash Award Formula.

9.3              Settlement of Performance-Based Cash Awards.

(a)                Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance-Based Cash Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Performance-Based Cash Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance-Based Cash Award Formula.

(b)               Discretionary Adjustment. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance-Based Cash Award Formula applicable to a Performance-Based Cash Award granted to any Participant who is not a Covered Employee within the meaning of Section 162(m) to reflect such Participant’s individual performance or such other factors as the Committee may determine. The Committee may, in its discretion, decrease, but not increase, the value of a Performance-Based Cash Award that would otherwise be paid to a Covered Employee (including notwithstanding the attainment of any Performance Goal); provided, however, that no such reduction may result in an increase in the amount payable upon settlement of another Covered Employee’s Performance-Based Cash Award.

(c)                Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance-Based Cash Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d)               Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with this Section 9.3, the Company shall notify each Participant of the determination of the Committee.

(e)                Maximum Amount Payable. The maximum aggregate amount of Performance-Based Cash Awards and Performance-Based Restricted Stock Awards that may be paid or issued to a Covered Employee in any calendar year is $12,000,000; it being understood that shares issuable to a Covered Employee in respect of Performance-Based Restricted Stock Awards are also, together with shares issuable in respect of other Restricted Stock Awards and Options, subject to the Annual Share Limit set forth in Section 3 (as it may be adjusted in accordance with the terms hereof).

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(f)                Payment in Settlement of Performance-Based Cash Awards. As soon as practicable following the Committee’s determination and certification in accordance with this Section 9.3, payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance-Based Cash Award. Payment of such amount shall be made in cash, Shares, or a combination thereof as determined by the Committee. Unless otherwise determined by the Committee, payment shall be made in a lump sum. In no event shall payment of a Performance-Based Cash Award be made later than the 15th day of the third month following the taxable year of the Participant in which the Participant has a legally binding right to the Performance-Based Cash Award.

(g)                Provisions Applicable to Payment in Shares. If payment is to be made in Shares, the number of such Shares shall be determined by dividing the final value of the Performance-Based Cash Award by the Fair Market Value of the Share of the applicable class of Common Stock. Shares issued in payment of any Performance Award may be fully vested and freely transferable Shares or may be Shares subject to vesting conditions as provided in Section 8.2. Any shares subject to vesting conditions shall be evidenced by an appropriate Award Agreement.

(h)               Transfers Prohibited. Prior to settlement in accordance with the provisions of the Plan, no Performance-Based Cash Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance-Based Cash Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.              ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in the Committee’s discretion in order to prevent dilution or enlargement of the rights of Optionees and Award Recipients under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock or other securities deemed to be available thereafter for grants of Options and Restricted Stock Awards under this Plan in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Common Stock or other securities that may be delivered or deliverable in respect of outstanding Options or Restricted Stock Awards, and (iii) the exercise price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options, Restricted Stock Awards and Performance-Based Cash Awards (including, without limitation, cancellation of Options or Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other Person) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent, Subsidiary or Affiliate of the Company, or the financial statements of the Company or any Parent, Subsidiary or Affiliate of the Company, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustment to an Option, Performance-Based Restricted Stock Award or Performance-Based Cash Award granted to a Covered Employee with respect to the Company or its Parent, Subsidiaries or Affiliates shall conform to the requirements of Section 162(m) of the Code and the regulations thereunder then in effect. In addition, each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and in no event shall any adjustment be made which would cause any Incentive Stock Option granted hereunder to fail to constitute an “incentive stock option” as defined in Section 422 of the Code. The Committee’s determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares subject to an Option or Restricted Stock Award.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another Person, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that causes holders of Class A Common Stock or Class B Common Stock, as the case may be, to be entitled to receive stock or other securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of this Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be cancelled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per optioned Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the exercise price of the Option being cancelled.

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Unless otherwise determined by the Committee or the Board of Directors, in the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Stock Awards granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred stock that would rank senior to the Shares subject to outstanding Options or Restricted Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

11.              COMPLIANCE WITH CODE SECTION 162(m). It is the intent of the Company that Options granted to Covered Employees and Performance-Based Restricted Stock Awards and Performance-Based Cash Awards to Covered Employees shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, unless otherwise determined by the Committee at the time of grant of the Option, Restricted Stock Award or Performance-Based Cash Award. Accordingly, the applicable terms hereof, including the definition of “Covered Employee” and the provisions of Section 8.3 and Section 9, shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of this Plan or any Option Agreement, Award Notice relating to a Performance-Based Restricted Stock Award or notice relating to a Performance-Based Cash Award that is designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

12.              AMENDMENT AND TERMINATION OF THIS PLAN. The Board of Directors or the Committee may at any time and from time to time terminate, modify, suspend or amend this Plan, in whole or in part, provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule. No termination, modification, suspension or amendment of this Plan shall, without the consent of an Optionee or Award Recipient, adversely affect his or her rights under any Option, Restricted Stock Award or Performance-Based Cash Award previously granted to the Optionee or Award Recipient, as the case may be. Notwithstanding any provision herein to the contrary, the Board of Directors or the Committee shall have broad authority to amend this Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

13.              CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or delivered with respect to any other award granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the grant of the award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

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As a condition to the exercise of an Option, grant any other award or delivery of Shares with respect to an Option or any other award, the Company may require the Person exercising such Option or acquiring such Shares or award to represent and warrant at the time of any such exercise, grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by applicable law. The Company shall not be required to deliver any Shares under this Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

14.              RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Class A Common Stock and Class B Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

15.              STOCK OPTION AGREEMENT; AWARD NOTICE. Options shall be evidenced by written Stock Option Agreements and Restricted Stock Awards shall be evidenced by written Award Notices, each in such form as the Committee shall approve. The Company shall also provide notice, in such form as the Committee may approve, to each Participant granted a Performance-Based Cash Award of the terms of such Performance-Based Cash Award, including the Performance Period, Performance Goal(s) and Performance-Based Cash Award Formula.

The date of grant of an Option, Restricted Stock Award or Performance-Based Cash Award shall, for all purposes, be the date on which the Committee makes the determination to grant such Option, Restricted Stock Award or Performance-Based Cash Award, as the case may be, or, in each case, such later date as the Committee may specify. Notice of the determination shall be given to each Optionee or Award Recipient within a reasonable time after the date of grant.

16.              SHAREHOLDER APPROVAL. This Plan became effective upon the approval by the shareholders of the Company holding shares of the Common Stock representing a majority of the votes entitled to be cast on this Plan, as well as holders of a majority of the outstanding shares of the Class B Common Stock, on June 12, 2014.

17.              OTHER PROVISIONS. The Stock Option Agreements, Award Notices and notices relating to Performance-Based Restricted Stock Awards authorized under this Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option or vesting of a Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable; provided such provisions may not be inconsistent with the terms hereof. Any Stock Option Agreement with respect to an Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order to cause such Option to constitute an “incentive stock option” as defined in Section 422 of the Code.

18.              INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or any failure to act under or in connection with this Plan or any Option or other award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at the Company’s own expense, to handle and defend the same.

19.              NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

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20.             WITHHOLDINGS; TAX MATTERS.

20.1          The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under this Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Stock Option Agreement, an Optionee shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Optionee) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Option exercise date over the Option exercise price per Share.

20.2          If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under Section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

The [Class A Common Stock / Class B Common Stock] evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BBX Capital Corporation and [Name of Recipient] dated [Date] made pursuant to the terms of the BBX Capital Corporation 2014 Incentive Plan, copies of which are on file at the executive offices of BBX Capital Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

In the event of the Award Recipient’s termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

21.             OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Parent, Subsidiary or Affiliate of the Company, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Parent, Subsidiary or Affiliate of the Company, or for any other individual who performs services for the Company or any Parent, Subsidiary or Affiliate of the Company. Notwithstanding the foregoing, after the effective date of this Plan, the Company will not issue any awards under the Company’s previously adopted 2005 Stock Incentive Plan or Stock Option Plan; however, this Plan shall not impact in any manner any awards previously granted under such prior plans.

22.             SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

23.             HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference only; they constitute no part of this Plan.

24.             SEVERABILITY. If any provision of this Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Plan, and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

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BBX CAPITAL CORPORATION

Form of Proxy

Class A Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BBX CAPITAL CORPORATION

MAY 14, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond S. Lopez and Brett Sheppard, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BBX Capital Corporation held of record by the undersigned as of the close of business on April 1, 2019 at the Annual Meeting of Shareholders to be held on May 14, 2019 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of fifteen directors, each for a term expiring at the Company’s 2020 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

Jarett S. Levan

Seth M. Wise

Norman H. Becker

Andrew R. Cagnetta, Jr.

Steven M. Coldren

Darwin Dornbush

Willis N. Holcombe

Oscar Holzmann

Joel Levy

William Nicholson

Anthony P. Segreto

Neil Sterling

Charlie C. Winningham, II

[   ]          FOR ALL NOMINEES

[   ]          WITHHOLD AUTHORITY

FOR ALL NOMINEES

[   ]          FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

 ____________________________________________________

____________________________________________________

2. Non-binding advisory vote to approve Named Executive Officer compensation.

[   ]          FOR

[   ]          AGAINST

[   ]          ABSTAIN

3. Non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.

[   ]                 EVERY YEAR

[   ]                 EVERY OTHER YEAR

[   ]                 EVERY THREE YEARS

[   ]                 ABSTAIN

4. Approval of an amendment to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as previously amended, to increase the number of shares of the Company’s Class A Common Stock available for grant under the plan from 800,000 shares to 3,300,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the plan from 11,500,000 shares to 14,000,000 shares.

[   ]                 FOR

[   ]                 AGAINST

[   ]                 ABSTAIN

5. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2, FOR THE SELECTION OF “EVERY THREE YEARS” WITH RESPECT TO PROPOSAL 3, AND “FOR” PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark box if you plan to attend this meeting. [   ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [   ]

Signature of Shareholder:___________________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

NOTE:	Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BBX CAPITAL CORPORATION

Form of Proxy

Class B Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BBX CAPITAL CORPORATION

MAY 14, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond S. Lopez and Brett Sheppard, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of BBX Capital Corporation held of record by the undersigned as of the close of business on April 1, 2019 at the Annual Meeting of Shareholders to be held on May 14, 2019 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of fifteen directors, each for a term expiring at the Company’s 2020 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

Jarett S. Levan

Seth M. Wise

Norman H. Becker

Andrew R. Cagnetta, Jr.

Steven M. Coldren

Darwin Dornbush

Willis N. Holcombe

Oscar Holzmann

Joel Levy

William Nicholson

Anthony P. Segreto

Neil Sterling

Charlie C. Winningham, II

[   ]          FOR ALL NOMINEES

[   ]          WITHHOLD AUTHORITY

FOR ALL NOMINEES

[   ]          FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

 ____________________________________________________

____________________________________________________

2. Non-binding advisory vote to approve Named Executive Officer compensation.

[ ]            FOR

[ ]            AGAINST

[ ]            ABSTAIN

3. Non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.

[   ]              EVERY YEAR

[   ]              EVERY OTHER YEAR

[   ]              EVERY THREE YEARS

[   ]              ABSTAIN

4. Approval of an amendment to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as previously amended, to increase the number of shares of the Company’s Class A Common Stock available for grant under the plan from 800,000 shares to 3,300,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the plan from 11,500,000 shares to 14,000,000 shares.

[   ]              FOR

[   ]              AGAINST

[   ]              ABSTAIN

5. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2, FOR THE SELECTION OF “EVERY THREE YEARS” WITH RESPECT TO PROPOSAL 3, AND “FOR” PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark box if you plan to attend this meeting. [   ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [   ]

Signature of Shareholder:___________________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

NOTE:	Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.